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                                EXHIBIT 10(m)(1)


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                                                                EXHIBIT 10(m)(1)









                     PEOPLES HERITAGE FINANCIAL GROUP, INC.

                              THRIFT INCENTIVE PLAN

           As Amended and Restated Generally Effective January 1, 1996


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Preamble ..................................................................    1

ARTICLE I       Definitions................................................    1

ARTICLE II      Participation..............................................   12

         2.1    Eligibility................................................   12
         2.2    Termination of Participation...............................   12
         2.3    Special Rule for Insiders..................................   12
         2.4    Special Participation Rules................................   12

ARTICLE III     Contributions..............................................   13

         3.1    Salary Deferrals...........................................   13
         3.2    Annual Limitation on Salary Deferrals......................   14
         3.3    Company Matching Contributions.............................   14
         3.4    Company Discretionary Contributions........................   15
         3.5    Payment of Contributions...................................   15
         3.6    Limitations on Actual Deferral Percentage..................   15
         3.7    Restrictions and Adjustments...............................   16
         3.8    Special Rules for Company Matching Contributions...........   17
         3.9    Return of Contributions to the Company.....................   19
         3.10   Rollover Contributions.....................................   19
         3.11   Maximum Contributions......................................   20

ARTICLE IV      Allocations................................................   20

         4.1    Suspense Account...........................................   20
         4.2    Allocation of Contributions................................   20
         4.3    Allocation of Net Income or Loss...........................   21
         4.4    Limitation on Allocations..................................   22

ARTICLE V       Investment of Contributions................................   24

         5.1    Investment Funds...........................................   24
         5.2    Investment of Contributions................................   24
         5.3    Valuation of Investment Funds..............................   25
         5.4    Purchase of Company Stock..................................   25
         5.5    Custody and Voting of Company Stock........................   26
         5.6    Investment of Dividends on Company Stock...................   27
         5.7    Tender of Company Stock....................................   27
         5.8    Special Restrictions on Insiders...........................   28


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                                       ii


ARTICLE VI      Withdrawals and Loans......................................   28

         6.1    In-Service Withdrawals.....................................   28
         6.2    Hardship Withdrawals.......................................   28
         6.3    Loans......................................................   30

ARTICLE VII     Vesting....................................................   31

         7.1    Employee Contributions.....................................   31
         7.2    Employer Contributions.....................................   31
         7.3    Forfeitures................................................   32

ARTICLE VIII    Benefits and Distributions.................................   32

         8.1    Normal Retirement Benefit..................................   32
         8.2    Disability Benefit.........................................   33
         8.3    Benefit on Termination of Employment.......................   33
         8.4    Death Benefit..............................................   33
         8.5    Distribution of Benefits to a Participant..................   34
         8.6    Distribution of Benefits Upon Death........................   35
         8.7    Commencement of Benefits...................................   35
         8.8    Payment Upon Incapacity....................................   36
         8.9    Payment Under Qualified Domestic Relations Order...........   36
         8.10   Direct Rollovers...........................................   36

ARTICLE IX      Administration of the Plan.................................   38

         9.1    Plan Administrator.........................................   38
         9.2    Powers and Duties..........................................   38
         9.3    Delegation of Ministerial Duties...........................   39
         9.4    Investment Manager.........................................   39
         9.5    Benefit Claim Procedure....................................   40
         9.6    Conclusiveness of Records..................................   40
         9.7    Conclusiveness of Actions..................................   40

ARTICLE X       Administration of the Fund.................................   41

         10.1   Payment of Expenses........................................   41
         10.2   Trust Fund Property........................................   41
         10.3   Disbursements and Distributions............................   41
         10.4   Trust Accounting...........................................   41


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                                       iii


ARTICLE XI      Trustees...................................................   42

         11.1   Appointment and Succession.................................   42
         11.2   Resignation and Removal....................................   42
         11.3   Trustee Powers.............................................   42

ARTICLE XII     Amendment and Termination..................................   42

         12.1   Amendments.................................................   42
         12.2   Discontinuance of Contributions............................   43
         12.3   Merger, Consolidation or Transfer of Assets................   44
         12.4   Manner of Amendment or Termination.........................   44

ARTICLE XIII    Participating Employers....................................   45

         13.1   Adoption by Participating Employers........................   45
         13.2   Single Plan................................................   45

ARTICLE XIV     Predecessor Plans and Accounts.............................   45

         14.1   Article Controls...........................................   45
         14.2   Predecessor Plans..........................................   45
         14.3   Merger Provisions..........................................   46
         14.4   Predecessor Plan Accounts..................................   46

ARTICLE XV      Top Heavy Provisions.......................................   46

         15.1   Article Controls...........................................   46
         15.2   Definitions................................................   46
         15.3   Top-Heavy Status...........................................   48
         15.4   Termination of Top-Heavy Status............................   49
         15.5   Effect of Article..........................................   49

ARTICLE XVI     Miscellaneous..............................................   49

         16.1   Not Contract of Employment.................................   49
         16.2   Non-Assignability of the Right to Receive Benefits.........   49
         16.3   Payments Solely from Trust Fund............................   50
         16.4   No Benefits to the Company.................................   50
         16.5   Severability...............................................   50
         16.6   Governing Law; Interpretation..............................   50
         16.7   Headings of Sections.......................................   50
         16.8   Effect of Mistake..........................................   50
         16.9   Bonding....................................................   50


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                                       iv


Adoption ..................................................................   51

Appendix A

Schedule No. 1 Relating to the Mid Maine Savings Bank, FSB 401(k) Savings Plan


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                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                              THRIFT INCENTIVE PLAN

                                    PREAMBLE

         Effective October 1, 1985, the Board of Directors of Peoples Heritage Bank adopted the Peoples Heritage Bank Thrift Incentive Plan, and related Trust, for the purpose of providing long-term savings opportunities to its eligible employees. As adopted, the Peoples Heritage Bank Thrift Incentive Plan was intended to qualify as a profit-sharing plan with a cash or deferred arrangement under Section 401(a) and (k) of the Internal Revenue Code.

         On June 20, 1988, Peoples Heritage Financial Group, Inc., a nationally chartered bank holding company, acquired a controlling interest in Peoples Heritage Bank. As part of such acquisition, Peoples Heritage Financial Group, Inc. assumed sponsorship of the Peoples Heritage Bank Thrift Incentive Plan and renamed such plan the Peoples Heritage Financial Group, Inc. Thrift Incentive Plan (the "Plan").

         On August 1, 1994, Peoples Heritage Financial Group, Inc. acquired a controlling interest in Mid Maine Savings Bank, FSB. As part of such acquisition, Peoples Heritage Financial Group, Inc. assumed sponsorship of the Mid Maine Savings Bank, FSB 401(k) Savings Plan and caused such plan to be merged into this Plan as of January 1, 1996.

         The Plan, as originally established effective October 1, 1985, has been amended from time to time and was last amended and restated effective generally January 1, 1989. Except as may be otherwise provided herein, this amendment and restatement is effective January 1, 1996, and shall govern the rights and benefits of all Participants who terminate employment with the Company or its Affiliates on or after January 1, 1996. The Plan is intended to continue to qualify, and the Trust established pursuant to the Plan's Trust Agreement is intended to continue to be exempt from federal income tax, as a profit-sharing plan with a cash or deferred arrangement under the pertinent provisions of the Internal Revenue Code of 1986, as it may be amended from time to time. The Plan and Trust are further intended to continue to comply with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended.

                                    ARTICLE I
                                   DEFINITIONS

When the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary. Additional words and phrases are defined in the text of the Plan. Words in the masculine gender shall be construed to include the feminine gender, and words in the singular shall be construed to included the plural and vice versa, unless the context clearly indicates otherwise.

         1.1 "Affiliate." Each organization that is a member of a "controlled group" (as defined in Section 414(b) or (c) of the Code) or an "affiliated service group" (as defined in Section 414(m) of the Code) with Peoples Heritage Financial Group, Inc., and any other entity required to be


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                                        2


aggregated with Peoples Heritage Financial Group, Inc. under regulations promulgated under Section 414(o) of the Code.

         1.2 "Aggregate Account." The sum of the amounts credited to the Participant's Salary Deferral Contribution Account, Company Matching Contribution Account, Rollover Contribution Account, and Predecessor Plan Account (to the extent not included in the foregoing accounts) by the Plan Administrator.

         1.3 "Annuity." An annuity contract purchased from an insurance company, bank, or other similar financial institution with all or a portion of a Participant's Vested Interest, subject to the following requirements:

             (a) Except for surrender to the issuer, the contract shall be nontransferable, and no benefit thereunder may be sold, assigned, discounted, or pledged.

             (b) The normal form of the annuity contract shall be determined as follows:

                 (i) Subject to Paragraph (c), if the Participant is married as of the first day of the first period for which an amount is to be paid under Section 8.5 (hereinafter referred to as the "Annuity Starting Date"), such annuity shall be paid in the form of a 50% joint and survivor annuity with the Participant's spouse as joint annuitant.

                 (ii) A Participant not described in Paragraph (b)(i) shall be entitled to elect an annuity in the form of a single life annuity, a ten (10) year certain and continuous annuity, or a 50% joint and survivor annuity.

             (c) In lieu of a joint and survivor annuity under Paragraph (b)(i), a married Participant may elect to receive a single life annuity, a ten (10) year certain and continuous life annuity or a 50% joint and survivor annuity with another individual as joint annuitant if the Participant's spouse consents to such election. Such election may be made, with spousal consent, during the ninety-day period ending on the Annuity Starting Date, provided, however, that
(1) if the written explanation required by Section 417(a)(3) of the Code has not been furnished to the Participant at least thirty (30) days before the Annuity Starting Date, the election period will be extended, if necessary, to include the thirty-day period following the date on which such information is furnished to the Participant, and (2) if the Participant requests additional information described in Treas. Reg. Section 1.401(a)-11(c)(3)(iii), the election period shall be extended, if necessary, to include the thirty-day period following the day on which such additional information is personally delivered or mailed to the Participant.

             Notwithstanding the foregoing to the contrary, if a Participant, after receiving the written explanation required by Section 417(a)(3) of the Code, affirmatively elects a form of distribution, with spousal consent, an Annuity may commence no less than seven (7) days after the date such written explanation was given, provided the Plan Administrator has informed such Participant, in writing, of his or her right to a period of at least thirty (30) days to make such election.


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                                        3


             For purposes of this Paragraph (c):

                  (i) any consent by the Participant's spouse to waive rights to survivor benefits under a joint and survivor annuity must be in writing, must acknowledge the effect of such waiver and must be witnessed by a notary public;

                  (ii) subject to the spousal consent requirement above, the Participant may change an election under this Paragraph (c) at any time and any number of times before the annuity starting date, in the form and the manner required by the Plan Administrator from time to time; and

                  (iii) the Participant's spouse may not revoke consent to a specific waiver of a joint and survivor form of benefit.

         1.4 "Average Contribution Percentage." For any Plan Year, the Average Contribution Percentage for a specified group of Participants shall be the average of the ratios, calculated separately for each Participant in the group, of (a) the amount of the Company Matching Contributions paid on behalf of each such Participant for such Plan Year, over (b) the total Earnings paid to each such Participant during such Plan Year. Prior to computing such average, the ratio of each Participant shall be expressed as a percentage which is rounded to the nearest one hundredth of one percent (0.01%). At the election of the Plan Administrator, Salary Deferrals and Company Discretionary Contributions shall be treated as Company Matching Contributions in accordance with the provisions of Treas. Reg. Section 1.401(m)-l(b)(5), which is hereby incorporated by reference into this Plan. Notwithstanding the foregoing, any Company Matching Contributions or Company Discretionary Contributions which are taken into account in determining the Actual Deferral Percentage for a Plan Year shall be disregarded in determining the Average Contribution Percentage for such year.

         1.5 "Actual Deferral Percentage." For any Plan Year, the Actual Deferral Percentage for a specified group of Participants shall be the average of the ratios, calculated separately for each Participant in the group, of (a) the amount of the Salary Deferrals actually paid over to the Trust on behalf of each such Participant for such Plan Year, over (b) the total Earnings paid to each such Participant during such Plan Year. Prior to computing such average, the ratio of each Participant shall be expressed as a percentage which is rounded to the nearest one hundredth of one percent (0.01%). If a Participant does not make any Salary Deferrals for the Plan Year, such Participant's ratio for such year shall be zero. At the election of the Plan Administrator, Company Matching Contributions and Company Discretionary Contributions may be treated as Salary Deferrals in accordance with the provisions of Treas. Reg. Section 1.401(k)-l(b)(5), which is hereby incorporated by reference into this Plan. Notwithstanding the foregoing, any Salary Deferrals or Company Discretionary Contributions which are taken into account in determining the Average Contribution Percentage for a Plan Year shall be disregarded in determining the Actual Deferral Percentage for such year.

         1.6 "Beneficiary." The person, trust, estate or other entity designated by the Participant to receive benefits which may be payable on account of the death of a Participant under Article VIII;


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                                        4


provided, however, that in the case of a married Participant, the Participant's spouse shall be the Beneficiary unless the Participant's spouse waives his or her rights as the Beneficiary, the Participant is legally separated or has been abandoned and the Participant has a court order to such effect, or the Participant's current spouse cannot be located. A Participant may at any time change or revoke a Beneficiary designation, provided that such action may not be taken without subsequent spousal consent unless the original consent expressly permits designation by the Participant without any requirement of further spousal consent. For purposes of this Section:

             (a) any consent by the Participant's spouse to waive rights to death benefits must be in writing, must acknowledge the effect of such waiver and must be witnessed by a notary public,

             (b) subject to the spousal consent requirements above, the Participant may change or revoke Beneficiary designations during his or her lifetime in the form and manner required by the Plan Administrator from time to time, and

             (c) the Participant's spouse may not revoke consent to a specific waiver of a joint and survivor form of benefit.

         1.7 "Board." The board of directors of Peoples Heritage Financial Group, Inc., as constituted from time to time.

         1.8 "Break in Service."

             (a) A vesting computation period beginning on or after January 1, 1976, during which an Employee is credited with no more than five hundred (500) Hours of Service.

             (b) In determining whether an Employee has completed at least five hundred (500) Hours of Service during a computation period under Paragraph (a) of this Section, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. An absence from work for maternity or paternity reasons shall mean an absence by reason of the individual's pregnancy, the birth of the individual's child, a child's placement with the individual in connection with the individual's adoption of such child, or the individual's caring for such child for a period beginning immediately following such birth or placement. Hours of Service hereunder shall be credited to the computation period in which the absence begins if such crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following computation period.

             (c) Notwithstanding anything to the contrary in this Section, employment with the Company and its Affiliates shall not be deemed to have been interrupted by a Break in Service solely by reason of a leave of absence granted by the Company or an Affiliate on a uniform and nondiscriminatory basis for sickness, military service, accident or other cause, provided that an Employee granted a leave of absence who fails to return to active employment at or before the expiration of such leave (other than on account of death, disability or retirement) shall, for purposes


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                                        5


of this Plan, be deemed to have terminated employment as of the beginning of such Employee's leave of absence.

         1.9 "Calendar Quarter." For any Plan Year, the three-month period beginning on January 1, April 1, July 1, and October 1.

         1.10 "Code." The Internal Revenue Code of 1986, as amended from time to time, or any successor federal income tax statute of the same or similar effect.

         1.11 "Company." Peoples Heritage Financial Group, Inc. and each Participating Employer under Article XIII.

         1.12 "Company Discretionary Contributions." Contributions made to the Plan by the Company under Section 3.4.

         1.13 "Company Matching Contributions." Contributions made to the Plan by the Company under Section 3.3.

         1.14 "Company Matching Contribution Account." A bookkeeping entry maintained by the Plan Administrator for each Participant which records the Company Matching Contributions allocated to the Participant under Article III, adjustments for allocations of income or loss, distributions and all other information affecting the value of such account.

         1.15 "Company Stock." Common stock, $.01 par value per share, of Peoples Heritage Financial Group, Inc.

         1.16 "Direct Rollover." Direct transfer of all or a portion of the Participant's Vested Interest, as designated by an eligible distributee, to an eligible retirement plan in accordance with the requirements under Section 401(a)(31) of the Code and Section 8.10.

         1.17 "Earnings." The total compensation paid by the Company to the Employee for services rendered while a Participant that constitutes wages as defined in Section 3401(a) of the Code and all other payments made by the Company to an Employee for services rendered while a Participant for which the Company is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code without regard to any rules under
Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or service performed. Notwithstanding the forgoing to the contrary, Earnings (i) shall include elective contributions made by the Company on behalf of an Employee that are not includable in income under Section 125, Section 402(e)(3), or Section 402(h) of the Code; and (ii) shall be reduced by reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits.

         Notwithstanding the foregoing to the contrary, effective January 1, 1989, the annual Earnings of any Employee in excess of Two Hundred Thousand Dollars ($200,000.00) (or such higher amount as the Secretary of the Treasury may prescribe) shall not be taken into account under the Plan, and,


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                                        6


effective January 1, 1994, the annual Earnings of any Employee in excess of One Hundred Fifty Thousand Dollars ($150,000.00) (or such higher amount as the Secretary may prescribe) shall not be taken into account under the Plan. In the event Earnings are determined based on a period of time which contains fewer than twelve (12) calendar months, the annual Earnings limit shall be an amount equal to the annual Earnings limit for the calendar year in which the period begins multiplied by a fraction, the numerator of which is the number of full calendar months and the denominator of which is twelve (12). For purposes of the annual Earnings limit, any Earnings paid to an Employee who is the spouse or a lineal descendant (who has not attained age nineteen (19) by the close of the Plan Year) of an Employee who is a five percent owner (as defined in Section 416(i)(1) of the Code) or one of the ten (10) Highly Compensated Employees paid the highest earnings (as defined in Section 4.4) for the Plan Year shall be treated as paid to or on behalf of such five percent owner or Highly Compensated Employee. If Earnings for a prior Plan Year are taken into account for any Plan Year, such Earnings shall be subject to the annual Earnings limit in effect for such prior Plan Year.

         1.18 "Effective Date." January 1, 1996, as to this amendment and restatement of the Plan, except as otherwise specifically provided herein.

         1.19 "Eligible Employee." Each Employee of the Company.

         1.20 "Employee." Any individual regularly employed, whether on a full-time or part-time basis, by the Company or any Affiliate, excluding the following: (a) any person serving solely as a director of the Company or any Affiliate, (b) any person who is an independent contractor for whom neither the Company nor any Affiliate is required to make FICA contributions, and (c) any person who is a "leased employee" of the Company or an Affiliate within the meaning of Section 414(n)(2) of the Code.

         1.21 "ERISA." The Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor federal labor statute of the same or similar effect.

         1.22 "Excess Aggregate Contributions." For any Plan Year, the excess of
(a) the aggregate amount of contributions actually taken into account in computing the Average Contribution Percentage of the group of Participants who are Highly Compensated Employees, over (b) the maximum amount of such contributions permitted under Section 3.8.

         1.23 "Excess Salary Deferrals." For any Plan Year, the excess of (a) the aggregate amount of Salary Deferrals actually taken into account in computing the Actual Deferral Percentage of the group of Participants who are Highly Compensated Employees, over (b) the maximum amount of such Deferrals permitted under Section 3.6.

         1.24 "Forfeiture." The portion of the Company Matching Contribution Account that is forfeited on account of one or more of the following events: (a) distribution of a Participant's entire Vested Interest in his or her Company Matching Contribution Account under Article VIII, (b) the occurrence of the last day of the Plan Year coincident with or next following five (5) consecutive Breaks in Service, or (c) a reduction of Company Matching Contributions under
Section 3.7(c).


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                                        7


Subject to Section 7.2(c), Forfeitures shall be applied to reduce future Company Matching Contributions, and do not receive allocations of net income (or net loss) from the Trust Fund.

         1.25 "Highly Compensated Employee."

              (a) Subject to Paragraph (b) of this Section, a Highly Compensated Employee shall mean an Employee who, at any time during the Plan Year or the twelve-month period ending on the day before the first day of the Plan Year:

                  (i)   owns more than five percent (5%) of the Company,

                  (ii) has Earnings exceeding Seventy-Five Thousand Dollars ($75,000) (or such greater amount as may be determined by the Secretary of Treasury to reflect any cost-of-living adjustments under Section 415(d) of the Code),

                  (iii) belongs to the top-paid group (as defined below) and whose Earnings exceed Fifty Thousand Dollars ($50,000) (or such greater amount as may be determined by the Secretary of Treasury to reflect any cost-of-living adjustments under Section 415(d) of the Code), or

                  (iv) is an officer of the Company whose Earnings exceed fifty percent (50%) of the limitation under Section 415(b)(1)(A) of the Code, provided that no more than the lesser of (A) fifty (50) Employees, or
         (B) the greater of three (3) Employees or ten percent (10%) of all Employees, shall be considered officers for purposes of this Section, and further provided that if no officer receives such Earnings for a Plan Year, then the highest-paid officer shall be included for purposes of this Section.

              (b) The following rules shall apply in determining whether an individual is a Highly Compensated Employee for a Plan Year:

                  (i) An Employee who was not a Highly Compensated Employee as described in Paragraphs (a)(2), (3) or (4) for the immediately preceding Plan Year, but who is a Highly Compensated Employee as described in one of those Paragraphs for the current Plan Year, shall not be considered a Highly Compensated Employee for the current Plan Year unless such Employee is one of the top one hundred (100) Employees when ranked on the basis of Earnings for such year.

                  (ii) Solely for purposes of this Section, the Company shall include all Affiliates, and Earnings shall have the meaning given such term under Section 1.17, but without regard to the annual Earnings limit.

                  (iii) For purposes of Paragraph (a)(3) of this Section, the top-paid group shall consist of the top twenty percent (20%) of Employees for a Plan Year when ranked on the basis of Earnings. In determining the number of Employees to be included in the top twenty percent (20%) and the number of officers to be taken into account under

         Paragraph (a)(4), Employees described in Section 414(q)(8) of the Code and the regulations promulgated thereunder shall be excluded.

                  (iv) If an Employee is a family member of an Employee who owns more than five percent (5%) of the Company or of a Highly Compensated Employee who is one of the top ten (10) Employees when ranked on the basis of Earnings for the current Plan Year, such Employee shall not be treated as a separate Employee, and any Earnings paid to him or her and any contributions on his or her behalf shall be treated as paid to (or contributed on behalf of) such five percent owner or Highly Compensated Employee, as the case may be. For purposes of this Paragraph (b)(4), "family member" shall mean a spouse, lineal ascendant, lineal descendant and the spouses of such lineal ascendants and descendants.

         1.26 "Hour of Service."

              (a) An Hour of Service shall be counted for:

                  (i) each hour during which an Employee is directly or indirectly paid, or entitled to payment, for the performance of duties,

                  (ii) each hour during which an Employee is directly or indirectly paid, or entitled to payment, on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability, pregnancy and any other similar condition which prevents an employee from performing duties), layoff, jury duty, military duty or leave of absence, and

                  (iii) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate and for which credit is not otherwise counted.

         Notwithstanding the foregoing, no Hours of Service shall be recognized for any payment made due to severance of employment or in compliance with worker's compensation, unemployment compensation or disability insurance laws, or any payments made solely to reimburse an Employee for medical or medically-related expenses.

             (b) In the case of a payment described in Paragraph (a)(ii) above, during which no duties are performed, the number of Hours of Service counted shall be determined as follows:

                 (i) If the payment for a period in which no duties are performed is calculated on the basis of a unit of time, the number of Hours of Service counted for such period shall be the number of hours regularly scheduled for performance of duties during such period.

                 (ii) If the payment for a period in which no duties are performed is not calculated on the basis of a unit of time, the number of hours counted for such period shall be determined by dividing the total of such payments by the Employee's most recent hourly rate of compensation as determined under the provisions of Department of Labor Regulation Section
         2530.200b-2(b)(2)(ii), but shall not exceed the number of hours scheduled for performance of duties during such period.

              (c) Hours of service shall be credited to the computation period determined under the provisions of paragraph (c) of Department of Labor Regulation Section 2530.200b-2, which is hereby incorporated by reference into this Plan.

              (d) Solely for determining whether a Break in Service has occurred, an Employee who is absent from employment for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence; provided, however, that the credit given under this Paragraph (d) for any such reason shall not exceed five hundred one (501) hours. For purposes of this Paragraph
(d), absence for maternity or paternity reasons hereunder shall mean the Employee's absence on account of pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by such Employee, or for purposes of caring for such child for a period immediately following such birth or placement. The Hours of Service to be credited under this Paragraph (d) shall be credited in the Plan Year in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following Plan Year.

              (e) Nothing in this Plan shall be construed to deny any employee credit for an hour of service if such credit is otherwise required by federal law.

         1.27 "Insider." A Participant who is subject to the provisions of
Section 16 of the Securities and Exchange Act of 1934 in respect of transactions involving shares of Company Stock.

         1.28 "Normal Retirement Age." The first day of the month coincident with or next following the later of (a) the Participant attaining sixty five
(65) years of age or (b) the earlier of (i) the fifth (5th) anniversary of the Participant's commencement of employment with the Company or (ii) the fifth
(5th) anniversary of the Participant's commencement of participation in the Plan or any Predecessor Plan.

         1.29 "Participant." Any Eligible Employee who has met the requirements of Article II and is participating in the Plan. Notwithstanding the above, an Eligible Employee who would be a Participant but for the failure to make Salary Deferrals shall be treated as a Participant for purposes of Sections 3.6 and 3.8.

         1.30 "Participating Employer." An Affiliate which adopts this Plan in accordance with the provisions of Article XIII.

         1.31 "Participation Agreement." An election by the Participant on a form prepared by the Plan Administrator which (a) authorizes the Company to withhold a portion of such Participant's current Earnings as a Salary Deferral under Section 3.1, (b) specifies the investment funds under Article V in which the Participant's allocable share of the Trust Fund shall be invested, and (c) designates the Beneficiary or Beneficiaries to receive the death benefits provided under Article VIII.

         1.32 "Plan." The Peoples Heritage Financial Group, Inc. Thrift Incentive Plan, as set forth herein and as it may be amended from time to time.

         1.33 "Plan Administrator." A committee of not less than four (4) individuals appointed by the Board.

         1.34 "Plan Affiliation Date." The date on which a Predecessor Plan was merged into or consolidated with the Plan. The Plan Affiliation Date for each Predecessor Plan shall be separately set forth in Appendix A attached to the Plan and made a part hereof.

         1.35 "Plan Year." The calendar year.

         1.36 "Predecessor Plan." Each plan listed in Appendix A attached to the Plan and made a part hereof. Any defined contribution plan, maintained by a corporation or other organization that becomes a Participating Employer after the Effective Date, or of which some or all of the business and assets are acquired by, merged with or consolidated with the Company or an Affiliate after the Effective Date, shall be identified as a Predecessor Plan on Appendix A if the Board of Directors authorizes such plan to be merged with this Plan.

         1.37 "Predecessor Plan Account." The aggregate value of a Predecessor Plan Participant's interest in his or her account or accounts under a Predecessor Plan, determined as of the Plan Affiliation Date.

         1.38 "Predecessor Plan Participant." An individual who was a participant in a Predecessor Plan on the day immediately preceding such plan's Plan Affiliation Date.

         1.39 "Qualified Domestic Relations Order." Any judgment, decree, or order (including approval of a property settlement agreement) relating to the provision of child support, alimony payment, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant which (a) is made pursuant to a State domestic relations law (including a community property law), (b) creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits or funds payable with respect to a Participant under the Plan, and (c) satisfies the requirements of Section 414(p)(2) and (3) of the Code.

         1.40 "Rollover Contribution Account." A bookkeeping entry maintained by the Plan Administrator for each Participant who makes a rollover contribution in accordance with Section 3.11, in which shall be recorded the amount of his or her rollover contributions, adjustments for allocations of income or loss, distributions and all other information affecting the value of such account.

         1.41 "Salary Deferrals." Amounts which a Participant elects to defer by payroll withholding from current Earnings under a Participation Agreement, which amounts are contributed to the Plan by the Company and allocated to such Participant's Salary Deferral Contribution Account as described in Section 3.1.

         1.42 "Salary Deferral Contribution Account." A bookkeeping entry maintained by the Plan Administrator for each Participant who has elected to make Salary Deferrals in which shall be recorded the Salary Deferrals and Company Discretionary Contributions to be allocated on the Participant's behalf under Article III, adjustments for allocations of income or loss, distributions and all other information affecting the value of such account.

         1.43 "Trust." The legal entity created under the Trust Agreement to hold the Trust Fund.

         1.44 "Trust Agreement." The separate agreement entered into by Peoples Heritage Financial Group, Inc. and the Trustee for the purpose of holding the Trust Fund.

         1.45 "Trust Fund." All monies, securities and assets held by the Trustee for the benefit of Participants and Beneficiaries.

         1.46 "Trustee." The trustee appointed by the Board under the Trust Agreement and any duly appointed successor.

         1.47 "Valuation Date." For any Plan Year, the last day of each Calendar Quarter and such additional dates as the Plan Administrator may designate.

         1.48 "Vested Interest." The fair market value of the Participant's nonforfeitable interest in his or her Aggregate Account determined as of the next following Valuation Date.

         1.49 "Year of Service."

              (a) A Year of Service shall mean a computation period of twelve
(12) consecutive months, as herein set forth, during which an Employee is credited with at least one thousand (1,000) Hours of Service:

                  (i) For participation purposes, the initial computation period shall begin with the date that the Employee first performs one Hour of Service upon commencing employment or re-employment, as the case may be, with the Company or an Affiliate. Upon completion of the initial computation period, the computation period for participation shall shift to the Plan Year and shall include the Plan Year in which the initial computation period is completed.

                  (ii) For vesting purposes, the computation period shall begin with the date that the Employee first performs one Hour of Service upon commencing employment, and each anniversary thereafter; provided, however, that if the Employee terminates employment and is re-employed by the Company or an Affiliate, the computation period for future service shall begin with the date that the Employee first performs one Hour of Service upon recommencing employment, and each anniversary thereafter.

              (b) All Years of Service prior to and following the Effective Date shall be recognized for all purposes under this Plan.

              (c) All Years of Service with the Company or any Affiliate shall be recognized for all purposes under this Plan.

              (d) All Years of Service with Mid Maine Savings Bank, FSB prior to the date on which such bank was acquired by the Company, and all Years of Service with North Conway Bank prior to the date on which such bank was acquired by the Company, shall be recognized for participation and vesting purposes under this Plan.

                                   ARTICLE II
                                  PARTICIPATION

         2.1 Eligibility. Each Eligible Employee employed by the Company on the Effective Date who was a Participant in the Plan on December 31, 1995, shall remain eligible to participate in this Plan. Each other Eligible Employee, regardless of age, shall become a Participant on the first day of the Calendar Quarter coincident with or next following completion of a Year of Service, provided that a Participation Agreement has been filed with the Plan Administrator by the fifteenth (15th) day of the month immediately preceding such Calendar Quarter.

         2.2 Termination of Participation. A Participant who fails to qualify as an Eligible Employee for any reason shall be ineligible thereafter to make Salary Deferrals for any succeeding payroll periods or to share in the allocation of any future Company Matching Contributions. Such individual again shall become a Participant as of the first day of the Calendar Quarter immediately following the date on which he or she again becomes an Eligible Employee, provided that a Participation Agreement has been filed with the Plan Administrator by the fifteenth (15th) day of the month immediately preceding such Calendar Quarter.

         2.3 Special Rule for Insiders. Notwithstanding any other provision of this Article II, an Insider may not participate in the Plan for at least six (6) months after he or she ceases to participate in the Plan for any reason.

         2.4 Special Participation Rules.

             (a) Each Employee who was previously employed by Mid Maine Savings Bank, FSB, immediately prior to the date on which such bank was acquired by the Company, shall be eligible to participate in the Plan as of the later of August 1, 1994, or the first day of the Calendar Quarter coincident with or next following completion of a Year of Service, provided that a Participation Agreement has been filed with the Plan Administrator by the fifteenth (15th) day of the month immediately preceding such Calendar Quarter. For purposes of determining whether an

Employee described in this Section has completed a Year of Service, his or her service with Mid Maine Savings Bank shall be taken into account.

             (b) Each Employee who was previously employed by North Conway
Bank, immediately prior to the date on which such bank was acquired by the Company, shall be eligible to participate in the Plan as of the later of July 1, 1995, or the first day of the Calendar Quarter coincident with or next following completion of a Year of Service, provided that a Participation Agreement has been filed with the Plan Administrator by the fifteenth (15th) day of the month immediately preceding such Calendar Quarter. For purposes of determining whether an Employee described in this Section has completed a Year of Service, his or her service with North Conway Bank shall be taken into account.

                                   ARTICLE III
                                  CONTRIBUTIONS

         3.1 Salary Deferrals. A Participant may elect, subject to the right of the Plan Administrator to establish uniform and nondiscriminatory rules and, from time to time, to modify or change such rules governing the manner and methods by which Salary Deferrals shall be made, to reduce his or her current Earnings by a deferral percentage, which amount the Company shall then contribute to the Trust and allocate to his or her Salary Deferral Contribution Account in accordance with the following provisions:

             (a) A Participant may elect to defer at least one percent (1%) of his or her Earnings but no more than fifteen percent (15%) of his or her Earnings, in increments of one percent (1%).

             (b) A Participant may direct the Plan Administrator to cease
Salary Deferrals as soon as practicable after written notice to such effect has been delivered by such Participant to the Plan Administrator. If a Participant ceases to make Salary Deferrals, such Participant shall not be entitled to again make Salary Deferrals until the first payroll period of the following Calendar Quarter.

             (c) A Participant may increase or decrease the amount of his or her Salary Deferrals during the Plan Year. Changes in the deferral percentage shall be effective as of the first day of any Calendar Quarter coincident with or next following the end of the thirty-day period beginning on the date that the Plan Administrator receives such change.

             (d) The Plan Administrator may reduce or discontinue, as necessary, future Salary Deferrals to some or all of the Participants who are Highly Compensated Employees for the Plan Year in order to maintain the qualified status of the Plan or to avoid subjecting the Highly Compensated Employees to Federal income tax currently with respect to such Salary Deferrals. The amount by which a Participant's Salary Deferrals are reduced or discontinued shall be paid to such Participant in cash.

             (e) The Company shall contribute Salary Deferrals to the Trust within thirty (30) days after such amounts are withheld from the Participant's Earnings.

         3.2 Annual Limitation on Salary Deferrals.

             (a) Effective January 1, 1989, the Salary Deferrals that may be allocated to a Participant's Salary Deferral Contribution Account for any calendar year shall not exceed Seven Thousand Six Hundred Twenty-Seven Dollars ($7,627.00), reduced by the amount of any employer contributions for such year on behalf of such Participant pursuant to an election to defer compensation under any qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement within the meaning of Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan within the meaning of
Section 501(c)(18) of the Code and a salary reduction agreement for the purchase of an annuity contract under Section 403(b) of the Code. For purposes of this Section, any Salary Deferrals returned to a Participant pursuant to Section 4.4 shall be disregarded. The dollar limitation of this Section shall be automatically adjusted to reflect any cost of living adjustment made under
Section 402(g)(5) of the Code.

             (b) In the event that the limitation of Paragraph (a) is exceeded with respect to any Participant, not later than April 15 of the following calendar year, the Plan Administrator shall distribute the excess deferral (plus any income and minus any loss allocable thereto), provided that the Plan Administrator has received the notice prescribed in Paragraph (c). Excess deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to excess deferrals shall be determined by the same manner in which income or loss is allocated to the Participants' Aggregate Accounts under Article IV of the Plan.

             The amount of excess deferral with respect to a Participant for any calendar year shall be reduced by the amount of any contributions previously distributed to such Participant under Section 3.7 for the Plan Year beginning with or within the calendar year.

             (c) It shall be the responsibility of the Participant to notify the Plan Administrator of any excess deferral for a calendar year. Such notice shall be in writing; shall specify the amount of the excess deferral; shall state that if the excess deferral is not distributed, such excess shall be includable in the Participant's gross income under Section 402(g) of the Code; and shall be submitted to the Plan Administrator not later than March 1 of the following calendar year. A Participant shall be deemed to have notified the Plan Administrator of an excess deferral to the extent such Participant has an excess deferral for a calendar year, taking into account only Salary Deferrals under the Plan and any other plans of the Company or its Affiliates subject to Section 402(g) of the Code.

         3.3 Company Matching Contributions. For each Plan Year, the Company shall contribute and allocate to each Participant's Company Matching Contribution Account an amount equal to fifty percent (50%) of such Participant's Salary Deferrals under Section 3.1 not in excess of six percent (6%) of Earnings; provided, however, no Company Matching Contribution may be made with respect to any excess deferral under Section 3.2, or any Excess Salary Deferral under Section 3.6 or any Salary Deferral which is returned to the Participant pursuant to Section 4.4. The Company shall contribute Company Matching Contributions for a Plan Year to the Trust not later than the date the Company is required to file its federal corporate income tax return (with extensions) with respect to the year in which such Plan Year ends.

         3.4 Company Discretionary Contributions. Within twelve (12) months after the end of the Plan Year, the Company, as instructed by the Plan Administrator, may make a qualified nonelective contribution (as defined in Section 401(m)(4)(C) of the Code) on behalf of non-Highly Compensated Employees in an amount which enables the Plan to satisfy the requirements set forth in
Section 3.6 or 3.8.

         3.5 Payment of Contributions. Contributions under this Article shall be made in cash; provided, however, that in the discretion of the Plan Administrator, contributions which are to be invested in the Company Stock Fund may be made, in part or in whole, in shares of Company Stock, valued for such purposes at the fair market value of such shares on the trading day next following the day on which such contributions are delivered to the Trustee.

         3.6 Limitations on Actual Deferral Percentage. In the event a Participant who is a Highly Compensated Employee participates in two or more cash or deferred arrangements (under Section 401(k) of the Code) that have different plan years, for purposes of this Section, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement. For purposes of this Section, this Plan and any other Code Section 401(k) plan maintained by the Company or any of its Affiliates shall be treated as a single plan if such plans are treated as one plan for purposes of Section 401(a)(4) or
Section 410(b) of the Code or if a Highly Compensated Employee participates in such other plan. Plans may be aggregated to satisfy Section 401(k) of the Code only if such plans have the same Plan Year.

             (a) The Actual Deferral Percentage for Participants who are Highly Compensated Employees for any Plan Year commencing after December 31, 1986, shall not exceed the greater of:

                 (i) the Actual Deferral Percentage for all other Participants multiplied by 1.25; or

                 (ii) the lesser of the Actual Deferral Percentage for all other Participants multiplied by 2, or the Actual Deferral Percentage for such Participants plus two percent (2%).

             (b) The sum of the Actual Deferral Percentage for Participants who are Highly Compensated Employees and the Average Contribution Percentage for Participants who are Highly Compensated Employees shall not exceed the greater of:

                 (i) the sum of (1) the greater of the Actual Deferral Percentage for all other Participants multiplied by 1.25 or the Average Contribution Percentage for all other Participants multiplied by 1.25, and (2) the lesser of the Actual Deferral Percentage for all other Participants plus 2 or the Average Contribution Percentage for all other Participants plus 2, provided that in no event shall such percentage plus 2 exceed such percentage multiplied by 2.

                  (ii) the sum of (1) the lesser of the Actual Deferral Percentage for all other Participants multiplied by 1.25 or the Average Contribution Percentage for all other Participants multiplied by 1.25, and (2) the greater of the Actual Deferral Percentage for all other Participants plus 2 or the Average Contribution Percentage for all other Participants plus 2, provided that in no event shall such percentage plus 2 exceed such percentage multiplied by 2.

         Paragraph (b) of this Section shall not apply if the respective Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees does not exceed the respective Actual Deferral Percentage and Average Contribution Percentage of all other Participants multiplied by 1.25.

         For purposes of this Section, Salary Deferrals and Company Matching Contributions must be made before the last day of the twelve (12) month period immediately following the Plan Year to which such contributions relate. If a Participant who is a Highly Compensated Employee is subject to the family aggregation provisions of Section 1.25, the individual deferral percentage for such Participant shall be determined in accordance with the applicable regulations under Section 401(k) of the Code. For purposes of this Section, any Salary Deferrals returned to a Participant pursuant to Section 4.4 shall be disregarded.

         The Company shall maintain records sufficient to demonstrate compliance with this Section and the amount of any Company Matching Contributions used to satisfy this Section. The determination and treatment of the contributions on behalf of any Participant that are taken into account for purposes of this Section shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         3.7 Restrictions and Adjustments. The Plan Administrator may restrict the deferral percentages elected by Participants if the Plan Administrator determines such restriction is necessary to comply with Section 3.2, Section 3.6, Section 3.11 or Section 4.4.

         In the event that the Actual Deferral Percentage of the Participants who are Highly Compensated Employees for any Plan Year exceeds the limitations prescribed in Paragraph 3.6(a), the Plan Administrator shall, within two and one half (2 1/2) months after the end of such year, distribute the Excess Salary Deferrals (plus any income and minus any loss allocable thereto) to such Participants on the basis of the respective portions of the Excess Salary Deferrals attributable to each such Participant and shall designate such distribution as a distribution of Excess Salary Deferrals (plus any income and minus any loss allocable thereto). Excess Salary Deferrals shall be allocated to Participants who are subject to the family aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by regulations.

         The amount of any Excess Salary Deferrals of a Participant who is a Highly Compensated Employee shall be determined by reducing contributions on behalf of all such Participants in the order of their respective individual deferral percentages, beginning with the highest such percentage. The amount of Excess Salary Deferrals with respect to a Participant who is a Highly Compensated Employee for any Plan Year shall be reduced by the amount of excess deferrals previously distributed to such Participant under Section 3.2 for the calendar year ending with or within the Plan Year; provided, however, that notwithstanding the distribution of an excess deferral in accordance with Section 3.2 to a Participant who is a Highly Compensated Employee, such distributed amount shall be taken into account under
Section 3.6.

         Excess Salary Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Salary Deferrals shall be determined by the same manner in which income or loss is allocated to Participants' Aggregate Accounts under Article IV of the Plan.

         In the event that the sum of the Actual Deferral Percentage for Participants who are Highly Compensated Employees and the Average Contribution Percentage for Participants who are Highly Compensated Employees for any Plan Year exceeds the limitations prescribed in Paragraph 3.6(b), the Plan Administrator shall, within two and one half (2 1/2) months after the end of such year reduce the Average Contribution Percentage for Participants who are Highly Compensated Employees in the manner prescribed in subsections (g) through
(j) of Section 3.8.

         Notwithstanding the foregoing provisions of this Section to the contrary, in lieu of distributing Excess Salary Deferrals (plus any income and minus any loss allocable thereto) or reducing the Average Contribution Percentage for Participants who are Highly Compensated Employees in the manner prescribed in subsections (g) through (j) of Section 3.8 in order to comply with Paragraph 3.6(b) for any Plan Year, the Company may make qualified nonelective contributions to the Plan as provided in Section 3.4.

         3.8 Special Rules for Company Matching Contributions.

             (a) The Average Contribution Percentage for Participants who are Highly Compensated Employees for any Plan Year commencing after December 31, 1986, shall not exceed the greater of:

                 (i) the Average Contribution Percentage for all other Participants multiplied by 1.25; or

                 (ii) the lesser of the Average Contribution Percentage for all other Participants multiplied by 2, or the Average Contribution Percentage for such Participants plus two percent (2%).

              (b) For purposes of this Section, if two or more qualified plans maintained by the Company or any of its Affiliates are treated as one plan to meet the requirements of Section 401(a)(4), Section 410(b) or Section 401(m) of the Code, such plans shall be treated as a single plan. If a Participant who is a Highly Compensated Employee participates in any other qualified plan maintained by the Company to which Company Matching Contributions or Employee contributions are made, all such contributions for Plan Years ending with or within the same calendar year shall be aggregated for purposes of this Section. If a Participant who is a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same plan year.

              (c) If an Employee is a family member within the meaning of
Section 1.25 of a five percent (5%) owner (as defined in Section 416(i)(1) of the Code) or of one of the ten (10) Highly Compensated Employees receiving the greatest compensation from the Company during the Plan Year, then the individual contribution percentage attributable to such Employee shall be treated as if it were attributable to the five percent (5%) owner or Highly Compensated Employee. An Employee who is a family member with respect to a five percent (5%) owner or one of the ten (10) Highly Compensated Employees receiving the greatest compensation from the Company shall not be considered a separate Employee for purposes of determining the Average Contribution Percentage for Participants who are Highly Compensated Employees and the Average Contribution Percentage for all other Participants.

              (d) To the extent Salary Deferrals are taken into account under this Section, any Salary Deferrals returned to a Participant pursuant to Section
4.4 shall be disregarded.

              (e) Notwithstanding Section 7.3 to the contrary, any Company Matching Contribution which is attributable to an excess deferral under Section
3.2 or an Excess Salary Deferral shall be forfeited and shall be disregarded for purposes of Paragraph (a) of this Section. Forfeitures shall be used to reduce future Company Matching Contributions.

              (f) For purposes of this Section, Company Matching Contributions shall be treated as made for a Plan Year if such contributions are made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year. The Company shall maintain records sufficient to demonstrate satisfaction of this Section and the amount of any Salary Deferrals taken into account under this Section. The determination and treatment of the individual contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

              (g) In the event that the Average Contribution Percentage of the Participants who are Highly Compensated Employees for any Plan Year exceeds the limitation of Paragraph 3.8 (a) above, the Plan Administrator shall, within two and one half (2 1/2) months after the end of such year, distribute the Excess Aggregate Contributions to the extent nonforfeitable (plus any income and minus any loss allocable thereto) to such Participants on the basis of the respective portions of the Excess Aggregate Contributions attributable to each such Participant and shall designate such distribution as a distribution of Excess Aggregate Contributions (plus any income and minus any loss allocable thereto). To the extent the Excess Aggregate Contributions are forfeitable, they shall be forfeited in accordance with the provisions of Section 7.3; provided, however, that forfeitures of Excess Aggregate Contributions may not be allocated to the Aggregate Accounts of Participants whose Company Matching Contributions are reduced pursuant to this paragraph 3.8(g).

              Notwithstanding the foregoing provisions of this Section to the contrary, in lieu of distributing Excess Aggregate Contributions to the extent nonforfeitable (plus any income and minus any loss allocable thereto) to Participants who are Highly Compensated Employees or forfeiting Excess Aggregate Contributions (to the extent forfeitable) in order to comply with Paragraph 3.8(a) above for any Plan Year, the Company may make qualified nonelective contributions as provided in Section 3.4.

              (h) Excess Aggregate Contributions shall be allocated to Participants who are subject to the family aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by regulations.

              (i) Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions shall be determined by the same manner in which income or loss is allocated to Participants' Aggregate Accounts under Article IV.

              (j) The amount of Excess Aggregate Contributions of any Participant who is a Highly Compensated Employee shall be determined by reducing contributions on behalf of all such Participants in the order of their respective contribution percentages, beginning with the highest such percentage. The determination of the amount of Excess Aggregate Contributions with respect to the Plan shall be made after first determining the amount of excess deferrals under Section 3.2 and second determining the amount of Excess Salary Deferrals under Section 3.6.

          3.9 Return of Contributions to the Company. Notwithstanding anything to the contrary in this Article III:

              (a) Contributions to the Plan by the Company are contingent upon their deductibility under Section 404 of the Code. To the extent that a deduction for any contribution hereunder is disallowed, such contribution shall, upon the written demand of the Company, be returned to the Company by the Trustee within one year after the date of disallowance, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto.

              (b) If any contribution under this Article III is made as a result of a mistake of fact, such contribution shall, upon the written demand of the Company, be returned to the Company by the Trustee no later than one (1) year after the payment thereof, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto. The portion of any contribution returned to the Company in accordance with this Section that represents Salary Deferrals shall be paid promptly to the Participants on whose behalf such deferrals were made.

         3.10 Rollover Contributions. An Employee who has received an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) from an employee's trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code may transfer all or any portion of such distribution to the Trust, provided the transfer is made to the Trust not later than the sixtieth (60th) day following the day on which he or she received such distribution and the amount transferred is One Thousand Dollars ($1,000) or more. In addition, an Employee who receives a distribution from an individual retirement account (within the meaning of Section 408(a) of the Code) which is attributable solely to a rollover contribution (as defined in Section 402(c)(5) of the Code) from an employee's trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code may transfer the entire amount distributed to the Trust, provided the transfer is made to the Trust not later than the sixtieth (60th) day following the day on which he or she received such distribution and the amount transferred is One Thousand Dollars ($1,000) or more. Notwithstanding the foregoing to the contrary, an Employee who has received an eligible rollover distribution (as hereinabove defined), solely by reason of the death of his or her spouse, or a distribution from an individual retirement account (as hereinabove defined), which account is attributable solely to a rollover contribution (as hereinabove defined) from an employee's trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code of amounts received by reason of the death of his or her spouse, may not transfer any portion of such distribution to the Trust.

         A rollover contribution shall be credited to a Rollover Contributions Account on behalf of the contributing Employee, and such Employee shall have a fully vested and nonforfeitable interest in his or her Rollover Contributions Account.

         An Employee who has made a rollover contribution in accordance with this Section who has not otherwise become a Participant shall become a Participant coincident with such rollover contribution, provided that such Participant shall not have a right to defer Earnings or to share in any Company Matching Contributions until he or she has otherwise satisfied the eligibility requirements imposed by Article II.

         3.11 Maximum Contributions. In no event shall the contributions made by the Company for any Plan Year exceed the maximum amount which the Company is permitted to deduct for federal income tax purposes or cause the Annual Addition (as defined in Section 4.4) for any Participant to exceed the amount permitted under the Plan.

                                   ARTICLE IV
                                   ALLOCATIONS

         4.1 Suspense Account. All contributions and net income (or net loss) of the Trust Fund shall be held in a suspense account until allocated to Participants' Aggregate Accounts under this Article.

         4.2  Allocation of Contributions.

              (a) Salary Deferral Contributions shall be allocated to each Participant's Salary Deferral Contribution Account in an amount equal to each such Participant's designated percentage of deferred Earnings effective no later than the last day of the Calendar Quarter in which such contributions were paid to the Trustee.

              (b) Company Matching Contributions shall be allocated to each Participant's Company Matching Contribution Account in amount determined under
Section 3.3 effective no later than the last day of the Calendar Quarter in which such contributions were paid to the Trustee.

              (c) Company Discretionary Contributions shall be allocated to the Salary Deferral Contribution Account of each Participant who is a non-Highly Compensated Employee in the same proportion that his or her Earnings for the applicable Plan Year bears to the total Earnings of all Participants who are non-Highly Compensated Employees for such Plan Year effective no later than the last day of the Calendar Quarter in which such contributions were paid to the Trustee.

              (d) Rollover Contributions made by a Participant under Section
3.10 shall be allocated to his or her Rollover Contribution Account as of the Valuation Date next following the receipt of such contribution by the Trustee.

         4.3  Allocation of Net Income or Loss.

              (a) As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund assets and the net income (or net loss) of the Trust Fund. The net income (or net loss) of each investment fund within the Trust Fund since the next preceding Valuation Date shall be ascertained by the Trustee and shall be determined on the accrual basis of accounting; provided, however, that such net income (or net loss) shall include any net increase or net decrease in the value of the assets of each such Fund since the next preceding Valuation Date to the extent not otherwise accrued. As soon as is practicable after each Valuation Date, the Trustee shall deliver to the Plan Administrator a written statement of such determination.

              (b) For purposes of allocations of net income (or net loss) of the Trust Fund, the Salary Deferral Contribution Account, the Company Matching Contribution Account and the Rollover Contribution Account shall be divided into subaccounts to reflect such Participant's investment designations under Article
V. As of each Valuation Date, the Plan Administrator shall adjust such accounts of each Participant as follows:

                  (i) The net income (or net loss) of each investment fund, separately and respectively, shall be allocated among the corresponding subaccounts of the Participants who had such corresponding subaccounts on the next preceding Valuation Date and each such corresponding subaccounts on such date; provided, however, that the value of such subaccounts as of the next preceding Valuation Date shall be reduced by the amount of any withdrawals or distributions made therefrom since the next preceding Valuation Date.

                  (ii) With respect to each Participant whose employment is terminated for any reason, his or her Salary Deferral Contribution Account, Company Matching Contribution Account and Rollover Contribution Account shall continue to receive allocations under this
         Section 4.3 so long as there is a balance in such accounts; provided, however, that the value of such accounts as of the next preceding Valuation Date shall be reduced by the amount of any payments made therefrom since the next preceding Valuation Date.

         4.4 Limitation on Allocations.

             (a) For purposes of this Section 4.4, the following terms and phrases shall have the meanings specified below:

                 (i) "Affiliate" (other than an affiliated service group member within the meaning of Section 414(m) of the Code) shall be determined by application of a more than fifty percent (50%) control standard in lieu of an eighty percent (80%) control standard.

                 (ii) "Annual Addition." With respect to each Participant for any Limitation Year, the sum of (A) Salary Deferrals made by the Participant under this Plan and credited to his or her Salary Deferral Contribution Account, (B) Company Matching Contributions made by the Company to this Plan and allocated to the Participant's Company Matching Contribution Account, (C) Company Discretionary Contributions made by the Company and allocated to the Participant's Salary Deferral Contribution Account, (D) Forfeitures allocated to the Participant's Company Matching Contribution Account and (E) any other amounts treated as an "annual addition" in Section 415(c)(2) of the Code.

                 (iii) "Limitation Year." The Plan Year.

                 (iv) "Maximum Annual Additions." For a Participant for any Limitation Year, the lesser of (A) Thirty Thousand Dollars ($30,000) or, if greater, one fourth (1/4) of the dollar limitation as then in effect under Section 415(b)(1)(A) of the Code for such Limitation Year; or (B) twenty-five percent (25%) of such Participant's earnings during such year, except the limitation in this Clause (B) shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after a Participant's termination of employment with the Company or an Affiliate which is otherwise treated as an Annual Addition or to any amount otherwise treated as an Annual Addition under Section 415(l)(1) of the Code.

                 For purposes of Clause (B) and except as hereinafter provided, "earnings" shall mean, with respect to a Plan Year, the total compensation paid by the Company to an Employee for services rendered while an Employee that constitutes wages as defined in Section 3401(a) of the Code and all other payments by the Company to an Employee for services rendered while an Employee for which the Company is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code without regard to any rules under
         Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or services performed. For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this Section 4.4, "earnings" for a Limitation Year shall mean the compensation actually paid or includable in gross income during such Limitation Year. Notwithstanding the preceding sentence, "earnings" with respect to a Participant who is permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) shall mean the earnings such Participant would have received for the Limitation Year if he or she had been paid at the rate of earnings paid immediately before becoming permanently and totally disabled;

         provided such imputed earnings may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are not forfeitable when made.

              (b) Notwithstanding any other provision in the Plan regarding the allocation of contributions, under no circumstances shall the Annual Additions credited to a Participant's Aggregate Account for any Limitation Year exceed the Maximum Annual Additions for such Participant for such year. If, as a result of a reasonable error in estimating a Participant's Earnings or because of other limited facts and circumstances, the Annual Additions which would be credited to a Participant's Aggregate Account for a Limitation Year would nonetheless exceed the Maximum Annual Additions for such Participant for such year, the excess Annual Additions which, but for this Section, would have been allocated to such Participant's Aggregate Account shall be disposed of as follows:

                 (i) Any such excess Annual Additions in the form of Salary Deferrals, shall, to the extent such amounts would have otherwise been allocated to such Participant's Salary Deferral Contribution Account, be returned to the Participant;

                 (ii) Any such excess Annual Additions in the form of Company Matching Contributions remaining in the Plan after the application of Paragraph (b)(1) above, shall, to the extent such amounts would have otherwise been allocated to such Participant's Company Matching Contribution Account, be allocated instead to a suspense account and shall be held therein until used to reduce future Company Matching Contributions in the same manner as a Forfeiture; and

                 (iii) Any such excess Annual Additions in the form of Company Discretionary Contributions remaining in the Plan after the application of Paragraphs (b)(1) and (2) above, shall be allocated instead to a suspense account and shall be held therein until allocated to such Participant's Salary Deferral Contribution Account in future Limitation Years before any Salary Deferral Contributions or Company Discretionary Contributions are made to the Plan on behalf of such Participant.

             (c) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in allocations of the net income (or net loss) of the Trust Fund.

             (d) For purposes of determining whether the Annual Additions under this Plan exceed the limitations herein provided, all defined contribution plans of the Company are to be treated as one defined contribution plan. In addition, all defined contribution plans of Affiliates shall be aggregated for this purpose. If the Annual Additions credited to a Participant's Aggregate Account for any Limitation Year under this Plan plus the additions credited on his or her behalf under other defined contribution plans required to be aggregated pursuant to this Paragraph would exceed the Maximum Annual Additions for such Participant for such Limitation Year, the Annual Additions under this Plan and the additions under such other plans shall be reduced first, in this Thrift Incentive Plan, from Salary Deferrals above six percent (6%) of Earnings and then, as necessary, on a pro rata basis and allocated, reallocated or returned in accordance with applicable plan provisions regarding Annual Additions in excess of Maximum Annual Additions.

             (e) In the case of a Participant who also participates in a defined benefit plan of the Company or an Affiliate, the Annual Additions credited to the Aggregate Account of such Participant shall be reduced to the extent necessary to prevent the limitations set forth in Section 415(e) of the Code from being exceeded; provided, however, that this Paragraph (e) shall not be operative to the extent that such defined benefit plan provides for a reduction of benefits thereunder to ensure that the limitation set forth in
Section 415(e) of the Code is not exceeded.

                                    ARTICLE V
                           INVESTMENT OF CONTRIBUTIONS

         5.1 Investment Funds. The Trustee shall establish a Company Stock Fund and one or more other Investment Funds as the Plan Administrator shall from time to time direct. Each Investment Fund, other than the Company Stock Fund, shall be invested, as the Plan Administrator shall direct:

             (a) at the discretion of the Trustee in accordance with such investment guidelines and objectives as may be established by the Plan Administrator for such Investment Fund;

             (b) at the discretion of a duly appointed Investment Manager in accordance with such investment guidelines and objectives as may be established by the Plan Administrator; or

             (c) in such investments as the Plan Administrator may specify for such Investment Fund.

         The Plan Administrator may from time to time change its direction with respect to any Investment Fund and may, at any time, eliminate any Investment Fund. Whenever an Investment Fund is eliminated, the Trustee shall promptly liquidate the assets of such Investment Fund and reinvest the proceeds thereof in accordance with the direction of the Plan Administrator.

         The Trustee shall transfer to each Investment Fund such portion of the assets of the Trust as the Plan Administrator may from time to time direct in accordance with the terms of the Plan. All interest, dividends and other income received with respect to, and any proceeds realized from the sale or other disposition of, assets held in any Investment Fund shall be credited to and reinvested in such Investment Fund, and all expenses properly attributable to any Investment Fund shall be paid therefrom unless paid by the Company.

         5.2 Investment of Contributions.

             (a) Each Participant may direct that contributions made on his or her behalf shall be invested in any one or more of the Investment Funds. An investment direction shall be made by such written, telephonic or electronic means as shall be prescribed by the Plan Administrator.

             A Participant's investment direction, if received by the Plan Administrator prior to the date he or she commences participation, shall be effective as of said date. If a Participant does not make an investment direction or an investment direction is not received by the Plan Administrator before the Participant commences participation, the contributions on behalf of such Participant shall be invested in the fund which presents the least risk of loss as determined by the Plan Administrator. An investment direction received by the Plan Administrator after the date a Participant commences participation shall be effective as soon as practicable following receipt by the Plan Administrator (or by the person or persons specified by the Plan Administrator).

             (b) A Participant may modify an investment direction to have future contributions on his or her behalf invested in the Investment Funds in proportions other than those previously elected, by such written, telephonic or electronic means as shall be prescribed by the Plan Administrator. A modification shall be effective as soon as practicable following receipt by the Plan Administrator (or by the person or persons specified by the Plan Administrator).

             (c) A Participant may elect to reinvest all or a portion of the balance credited to one or more of his or her accounts in any one or more of the Investment Funds, by such written, telephonic or electronic means as shall be prescribed by the Plan Administrator. An election to reinvest shall be effective as soon as practicable after receipt by the Plan Administrator (or by the person or persons specified by the Plan Administrator).

         Notwithstanding the foregoing, an Insider shall be subject to the provisions of Section 5.8 whenever he or she shall transfer any amount credited to one or more of his or her accounts from the Company Stock Fund to another Investment Fund or from another Investment Fund to the Company Stock Fund or change his or her previously elected investment options with respect to future contributions or make any other investment election under the Plan.

         5.3 Valuation of Investment Funds. As of each Valuation Date, the Trust Fund, and each of the investment funds comprising the Trust Fund, shall be valued on the basis of its current fair market value. For purposes of allocating accruals pursuant to Section 6.3, the Trust Fund and each of the investment funds of the Trust Fund shall be valued as of a Valuation Date as if each contribution to, reallocation to, reallocation out of, or benefit payment out of the Trust Fund made after the last preceding Valuation Date had been made immediately following the valuation of the Trust Fund then being made.

         5.4 Purchase of Company Stock.

             (a) As soon as practicable after receipt of cash contributions or other funds applicable to the Company Stock Fund, the Trustee shall purchase shares of Company Stock from such source and in such manner as the Trustee may determine. If the Trustee and the Company agree, any such shares may be purchased from the Company and may either be treasury shares or authorized but unissued shares. If shares of Company Stock are acquired by the Plan other than on an exchange or other national market system, such shares shall be purchased at fair market value, which shall be the closing sale price on the date in question of such shares on the principal United States securities exchange registered under the Securities Exchange of 1934, as amended, on which such Company

Stock is listed or, if such Company Stock is not listed on any such exchange, the closing sale price with respect to a share of such Company Stock on the NASDAQ National Market System or any system then in use; or if no quotations are available, the fair market value on the date in question of a share of Company Stock shall be determined by independent appraisal in compliance with applicable provisions of ERISA.

              (b) For purposes of crediting contributions invested in the Company Stock Fund, the credit shall be based on the average cost per share (including brokerage fees and transfer fees) of Company Stock purchased by the Trustee for all Participants for the month in which the contributions were made, and for this purpose contributions of shares of Company Stock shall be valued at the closing price of such stock for the date of contributions, or, if no sale occurred on such date, for the next preceding day on which a sale occurred.

              (c) Notwithstanding any other provision of this Section, the Trustee shall not purchase shares of Company Stock during any period in which such purchase is, in the opinion of counsel for the Company or the Plan Administrator, restricted by any law or regulation applicable thereto. During such period, amounts that would otherwise be invested in shares of Company Stock shall be invested in such other assets as the Trustee may in its discretion determine, or the Trustee may hold such amounts uninvested for a reasonable period pending the designated investment.

         5.5  Custody and Voting of Company Stock.

              (a) All shares of Company Stock acquired by the Trustee shall be held in the possession of the Trustee or its designee until disposed of pursuant to provisions of the Plan. Such shares may be registered in the name of the Trustee or its nominee.

              (b) Each Participant (or, in the event of a Participant's death, the Participant's Beneficiary) shall have the right, to the extent of shares of Company Stock allocated to the Participant's Aggregate Account, to direct the Trustee in writing as to the manner in which to vote with respect to such shares of Company Stock. Before each annual or special meeting of the shareholders of the Company, the Plan Administrator shall cause to be sent to each Participant a copy of the proxy solicitation material for the meeting, together with a form requesting confidential instructions to the Trustee as to the voting of the shares of Company Stock allocated to each Participant's Aggregate Account, whether or not vested. The Trustee, itself or by proxy, shall vote the shares of Company Stock in such Aggregate Account in accordance with the instructions of the Participant; provided, that if the Trustee determines (in its sole discretion) that adherence to any such instructions is inconsistent with the discharge of its fiduciary duties under ERISA, the Trustee shall vote the affected shares of Company Stock in a manner consistent with the proper exercise of its fiduciary duties. If the Trustee shall not have received instructions as to the manner in which to vote any shares of Company Stock held in the Trust Fund (whether because instructions have not been timely received or because the shares of Company Stock are not allocated to any Participant's Aggregate Account), the Trustee, itself or by proxy, shall vote all such shares in a manner consistent with the proper exercise of its fiduciary duties under ERISA, as determined in its sole discretion.

         5.6 Investment of Dividends on Company Stock. Cash dividends on shares of Company Stock held in the Company Stock Fund shall be reinvested in the Company Stock Fund.

         5.7  Tender of Company Stock.

              (a) Each Participant (or, in the event of a Participant's death, the Participant's Beneficiary) shall have the right, to the extent of shares of Company Stock allocated to the Participant's Aggregate Account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to Company Stock. The Plan Administrator shall utilize its best efforts to timely distribute or cause to be distributed to each Participant such information as will be distributed to shareholders of the Company in connection with any such tender or exchange offer. The Trustee shall respond to the tender or exchange offer with respect to the shares of Company Stock in each Participant's Aggregate Account in accordance with the instructions of the Participant; provided, that if the Trustee determines (in its sole discretion) that adherence to any such instructions is inconsistent with the discharge of its fiduciary duties under ERISA, the Trustee shall respond to the tender or exchange offer with respect to the affected shares of Company Stock in a manner consistent with the proper exercise of its fiduciary duties. If the Trustee shall not have received instructions as to the manner in which to respond to a tender or exchange offer with respect to any shares of Company Stock held in the Trust Fund (whether because instructions have not been timely received or because the shares of Company Stock are not allocated to any Participant's Aggregate Account), the Trustee, itself or by proxy, shall vote all such shares in a manner consistent with the proper exercise of its fiduciary duties under ERISA, as determined in its sole discretion.

              (b) Cash proceeds received by the Trustee from the sale or exchange of any shares of Company Stock shall be invested by the Trustee in one or more other Investment Funds in ten percent (10%) increments, in accordance with directions obtained from Participants at the time of the receipt of such proceeds, which directions shall be independent of the investment directions made by the Participants pursuant to Section 5.2 hereof. If timely investment direction is not received from a Participant, such Participant's interest in such cash proceeds shall be invested in the fund which presents the least risk of loss as determined by the Plan Administrator.

              (c) Any decision by a Participant to tender (or not tender) or to exchange (or not exchange) under Paragraph (a) of this Section and any direction made by a Participant under Paragraph (b) of this Section shall constitute an exercise of control by the Participant over the assets credited to his or her Aggregate Account within the meaning of Section 404(c) of ERISA. Each Participant who so exercises such control shall, by such exercise, release and agree, on the Participant's own behalf and on behalf of the Participant's Beneficiary, to indemnify and hold harmless the Trustee, the Company and the Plan Administrator from and against any claim, demand, loss, liability, cost or expense (including reasonable attorney's fees) caused by or arising out of such exercise, including without limitation any diminution in value or losses incurred from such exercise.

         5.8  Special Restrictions on Insiders.

              (a) An Insider shall be prohibited from transferring any amounts into the Company Stock Fund from any other Fund, or out of the Company Stock Fund into any other Fund, unless any such transfer is made during a period (1) beginning (A) at least six (6) months following the most recent such transfer (either into or out of the Company Stock Fund), and (B) on the third (3rd) business day following the Company's release for publication of quarterly or annual summary financial information, and (2) ending on the twelfth (12th) business day following such date. The release date of the aforementioned financial data shall be deemed to have occurred when such data either appears on a wire service, a financial news service or a newspaper of general circulation, or is otherwise made publicly available.

              (b) To the extent a withdrawal (including a loan) by an Insider under Article VI shall reduce the Insider's interest in the Company Stock Fund, such withdrawal may only occur pursuant to a written election filed with the Plan Administrator at least six (6) months prior to the date of the withdrawal. An Insider who makes such a withdrawal shall be prohibited from having any amount allocated, or otherwise transferred, into the Company Stock Fund for his or her account for at least six (6) months following such withdrawal; provided, however, that extraordinary distributions as described in Rule 16b-3(d)(2)(B), as promulgated by the Securities and Exchange Commission, shall not result in such prohibition.

              (c) The Plan Administrator, in its sole judgment and discretion, may waive either of the restrictions set forth in Paragraphs (a) and (b) of this
Section 5.8, if either (1) in the opinion of counsel to the Plan it will not result in a violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, and recoverable profits to the Company, or (2) the Plan Administrator otherwise concludes that such waiver is necessary and appropriate under the circumstances. Insiders may not take any part in the consideration of, or action upon, any matter described in this Section 5.8(c) by the Plan Administrator. Notwithstanding the foregoing, the Plan Administrator shall not be required to take any steps or pursue any course of action to evaluate a request for any such waiver by a Participant and the Plan Administrator may not waive any obligation of the Participant under Section 16 of the Securities Exchange Act of 1934, as amended.

                                   ARTICLE VI
                              WITHDRAWALS AND LOANS

         6.1 In-Service Withdrawals. A Participant may withdraw all or any part of his or her Vested Interest attributable to Salary Deferrals and Rollover Contributions after attaining fifty-nine and one half (59 1/2) years of age. The Plan Administrator shall establish reasonable procedures for handling withdrawal requests under this Section.

         6.2 Hardship Withdrawals. The Plan Administrator may direct the Trustee to make a hardship withdrawal distribution to a Participant from the accounts designated by the Participant, excluding investment earnings allocated to the Participant's Salary Deferral Account after December 31, 1988, subject to the following:

             (a) Each request for a hardship withdrawal shall be made by such written, telephonic or electronic means as may be prescribed by the Plan Administrator. The request shall specify the reason for such withdrawal and shall include such other information and documentation as the Plan Administrator may request.

             (b) A hardship withdrawal may be made only in cash and may not exceed the Participant's Vested Interest in his or her accounts, excluding investment earnings allocated to the Participant's Salary Deferral Account (or to the comparable portion of his or her Predecessor Plan Account, as determined under the applicable Schedule) after December 31, 1988.

             (c) A hardship withdrawal shall be permitted only if the distribution is on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

                 (i) A financial need may qualify as immediate and heavy without regard to whether such need was foreseeable or voluntarily incurred by the Participant. The following shall be deemed immediate and heavy financial needs:

                       (A) Payment of medical expenses described in Section
               213(d) of the Code previously incurred by the Participant, his or her spouse or dependent (within the meaning of Section 152 of the Code) or payment necessary for such persons to obtain medical care as described in Section 213(d) of the Code;

                       (B) Costs directly related to the purchase (excluding
               mortgage payments) of a principal residence of the Participant;

                       (C) Payment of tuition, related educational fees and
               room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his or her spouse or dependent (within the meaning of Section 152 of the Code);

                       (D) Payment to prevent eviction of the Participant
               from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; and

                       (E) Any other financial need deemed to be immediate
               and heavy by the Commissioner of Internal Revenue as set forth in a Treasury regulation, revenue ruling, notice, or other document of general applicability.

                  The above list of deemed immediate and heavy financial needs shall not be exclusive, and other needs may qualify as immediate and heavy financial needs.

                  (ii) A distribution shall be treated as necessary to satisfy an immediate and heavy financial need of the Participant only to the extent (A) the amount of such distribution does not exceed the amount required to relieve the financial need (including the amount of any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution) and (B) the amount of such distribution is not reasonably available to the Participant from other resources. The Plan Administrator may reasonably rely (unless the Plan Administrator has actual knowledge to the contrary) on the Participant's written representations that the need cannot be relieved through reimbursement or compensation by insurance or otherwise; by reasonable liquidation of the Participant's assets; by cessation of Salary Deferral Contributions under the Plan; or by other distributions or nontaxable (at the time of the loan) loans from plans maintained by any present or former employer of the Participant or from commercial lenders. A Participant's resources shall be deemed to include those assets of his or her spouse and minor children that are reasonably available to the Participant.

                  (iii) The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

              (d) A request for a hardship distribution shall be treated as a claim for benefits under Section 9.5. A hardship withdrawal shall be made as soon as practicable following approval of the request by the Plan Administrator.

              (e) The Plan Administrator may from time to time establish rules governing withdrawals. Such rules shall be applied on a uniform and nondiscriminatory basis.

         6.3  Loans.

              (a) Upon written application by (1) any Participant who is an Employee, (2) any Participant no longer employed by the Company, (3) any Beneficiary of a deceased Participant or (4) any alternate payee under a Qualified Domestic Relations Order who retains an Aggregate Account balance and who is a "party in interest", as that term is defined by Section 3(14) of ERISA, as to the Plan (an individual who is eligible to apply for a loan under this Section being hereinafter referred to as a "Participant" for purposes of this Section), the Plan Administrator in its sole discretion may direct the Trustee to make a loan or loans to such Participant, not to exceed fifty percent (50%) of the then value of the Participant's Vested Interest. Such loans shall be made pursuant to the provisions of the Plan Administrator's written loan procedure, which procedure is hereby incorporated by reference as a part of the Plan.

              (b) Paragraph (a) to the contrary notwithstanding, the amount of a loan made to a Participant under this Section shall not exceed an amount equal to the difference between:

                  (i) the lesser of Fifty Thousand Dollars ($50,000) (reduced by the excess, if any, of (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan is made, over (B) the outstanding balance of loans from the Plan on the date on which the loan is made) or one half (1/2) of the present value of the Participant's total nonforfeitable accrued benefit under all qualified plans of the Company or its Affiliates; minus

                  (ii) the total outstanding loan balance of the Participant under all other loans from all "qualified employer plans", as that term is defined in Section 72(p)(4)(A) of the Code, of the Company or its Affiliates.

              (c) The provisions of this Section shall be applicable to loans granted or renewed under the Plan after January 1, 1989, and loans granted or renewed on or prior to such date shall be governed by the provisions of the Plan as in effect on October 1, 1985; provided that, with respect to a Predecessor Plan Account, the provisions of this Section shall be applicable to loans granted or renewed after the Plan Affiliation Date. Loans granted or renewed with respect to a Predecessor Plan Account on or before such date shall be governed by the provisions of the Predecessor Plan as in effect on the Plan Affiliation Date.

                                   ARTICLE VII
                                     VESTING

         7.1 Employee Contributions. A Participant shall have a fully vested and nonforfeitable interest in all amounts credited to the Participant's Salary Deferral Contribution Account and Rollover Contribution Account.

         7.2 Employer Contributions.

             (a) A Participant's Company Matching Contribution Account shall become nonforfeitable on the earliest of the following events: (1) the date the Participant attains Normal Retirement Age, (2) the date the Participant becomes disabled within the meaning of Section 8.2, (3) the Participant's date of death, provided the Participant is actively employed at such time or (4) the date employer contributions to the Plan are permanently discontinued under Section 12.2.

             (b) A Participant not otherwise having a nonforfeitable interest in his or her Company Matching Contribution Account under Paragraph (a) shall earn a nonforfeitable interest in such account according to the following vesting schedule:

              Years of                       Nonforfeitable Interest in
               Service                     Company Matching Contributions
               -------                     ------------------------------
             Less than 1                                 0 %
                  1                                     20 %
                  2                                     40 %
                  3                                     60 %
                  4                                     80 %
              5 or More                                 100 %

              (c) All Years of Service shall be counted for purposes of determining a Participant's nonforfeitable interest in Company Matching Contributions under the vesting schedule; provided, however, that if a Participant terminates employment and is subsequently reemployed by the Company after a Break in Service has occurred, the following rules apply:

                  (i) A Participant's Years of Service completed prior to a Break in Service shall be disregarded in determining the Participant's nonforfeitable interest until the affected Participant completes at least one (1) Year of Service after such break in service.

                  (ii) A Participant's Years of Service completed before five
         (5) or more consecutive Breaks in Service shall be counted only for purposes of determining such Participant's nonforfeitable interest in Company Matching Contributions after such Breaks in Service.

         7.3 Forfeitures.

             (a) If a Participant terminates employment, the nonvested portion of a Participant's Company Matching Contribution Account prior to such termination shall be forfeited as of the last day of the Plan Year in which the Participant completes five (5) consecutive Breaks in Service, or, if earlier, upon a complete cash out of the nonforfeitable portion of such account under
Section 8.3.

             (b) A Participant who receives a distribution on account of termination of employment and who, upon subsequent reemployment, repays the full amount of such distribution to the Plan in accordance with Section 8.3(c), shall be entitled to a restored Company Matching Contribution Account as of the Valuation Date coincident with or next following the date of repayment. The amount to be restored shall be the amount previously forfeited, unadjusted by any subsequent gains or losses. Any restoration hereunder shall be made from any forfeitures under Paragraph (a). If forfeitures are insufficient to restore the Participant's Company Matching Contribution Account, the Company shall contribute such additional amounts as is required to make restoration. If forfeitures exceed the amounts required to make restoration, the remainder shall be applied to reduce Company Matching Contributions.

             (c) If a Participant entitled to repay a prior distribution upon reemployment under Paragraph (b) fails to do so, or if a Participant receives a hardship withdrawal under Section 6.2 from his or her Company Matching Contribution Account which is not fully vested, the value of the nonforfeitable interest in such account upon a subsequent termination of employment shall be determined by the following formula:

                                X = P(AB + D) - D

where X is the value of the nonforfeitable interest, P is the vested percentage at the relevant time, AB is the account balance at the relevant time and D is the amount of the distribution.

                                  ARTICLE VIII
                           BENEFITS AND DISTRIBUTIONS

         8.1 Normal Retirement Benefit. A Participant shall be entitled to receive his or her Vested Interest in one or more of the forms of payment provided under Section 8.5(a) upon attaining Normal Retirement Age. If a Participant remains employed with the Company past Normal Retirement Age, such Participant shall be entitled to continue active participation in the Plan, and no distribution shall be made hereunder prior to a request for retirement benefits by such Participant unless a minimum distribution under Section 8.5(c) is required.

         8.2 Disability Benefit. A Participant shall be entitled to receive his or her Vested Interest in or more of the forms of payment provided under Section 8.5(a) upon suffering a disability prior to attaining Normal Retirement Age. For purposes of this Section, a Participant is disabled if the Plan Administrator determines that an injury or illness prevents the Participant from engaging in any substantial gainful activity by reason of an illness or injury that can be expected to result in death, or which has lasted (or can be expected to last) a continuous period of not less than twelve (12) months. Notwithstanding the foregoing, a Participant shall be deemed disabled upon becoming eligible to receive disability benefits under the terms of a long-term disability plan maintained by Company.

         8.3 Benefit on Termination of Employment.

             (a) If a Participant terminates his or her employment prior to Normal Retirement Age for any reason other than on account of Disability or death, and his or her Vested Interest has never exceeded Three Thousand Five Hundred Dollars ($3,500), such Participant shall receive a single lump sum payment in cash equal to his or her Vested Interest as soon as administratively feasible after the Valuation Date following such termination of employment. The remaining nonvested portion of such Participant's Aggregate Account shall be immediately forfeited. For purposes of this Paragraph, if the value of the Participant's vested interest in his or her Company Matching Contribution Account upon terminating employment is zero, such Participant shall be deemed to have received an immediate distribution of such interest.

             (b) If a Participant terminates employment prior to Normal Retirement Age for any reason other than on account of Disability or death and his or her Vested Interest at any time has exceeded Three Thousand Five Hundred Dollars ($3,500), such Participant shall be entitled to receive his or her Vested Interest in one or more of the forms of benefit provided under Section 8.5(a). A Participant electing to receive a distribution shall forfeit the nonvested portion of his or her Aggregate Account.

             (c) If a Participant who is not fully vested receives (or is deemed to receive) a distribution under this Section and resumes employment with a Participating Company, such Participant shall have the right to repay to the Plan the full amount of the prior distribution on or before the earlier of the date the Participant incurs five (5) consecutive Breaks in Service after such distribution or the end of the five-year period beginning on the date the Participant is subsequently reemployed. For purposes of the preceding sentence, a Participant deemed to have received a distribution under Paragraph (a) shall also be deemed to have repaid such distribution upon resuming employment with a Participating Company.

         8.4 Death Benefit. In the event of a Participant's death, the remaining Vested Interest of such Participant, reduced by any security interest held by the Plan by reason of a loan outstanding to such Participant, shall be paid to the Participant's Beneficiary as provided under Section 8.6. If there is no such Beneficiary, such Vested Interest shall be payable to the Participant's estate. The Plan Administrator may require such proof of death and such evidence of the right of any person to receive payment of the deceased Participant's remaining Vested Interest as it deems necessary and appropriate.

         8.5 Distribution of Benefits to a Participant.

             (a) A Participant shall have the right to receive all or a portion of his or her Vested Interest as a Retirement Benefit, Disability Benefit or Benefit on Termination of Employment, as the case may be, in one or more of the following forms of payment: a single lump sum payment in cash, an Annuity or a Direct Rollover.

             (b) Any distribution to a Participant who has a Vested Interest that exceeds Three Thousand Five Hundred Dollars ($3,500), or that exceeded Three Thousand Five Hundred Dollars ($3,500) at the time of any prior distribution, shall require such Participant's written consent if such distribution commences prior to Normal Retirement Age. With regard to such consent:

                 (i) The Participant shall receive the written notice described in Treas. Reg. Section 1.411(a)-11(c)(2)(i), including notice of his or her right to defer payment of benefits under this Article, no less than thirty days (30) and no more than ninety (90) days before the date on which such distribution is paid or commences to be paid. If a Participant declines or fails to consent, it shall be deemed to be an election to defer payment of such benefits. However, any election to defer payment shall not apply with respect to distributions which are required under Section 8.5(c).

                 (ii) Notwithstanding the foregoing to the contrary, if a Participant, after receiving written notice under Paragraph (b)(i), affirmatively elects a distribution, then the distribution may be paid or may commence to be paid less than thirty (30) days after the date such written explanation was given, provided the Plan Administrator has informed such Participant, in writing, of his or her right to a period of at least thirty (30) days to consider whether to consent to the distribution.

             (c) Notwithstanding any other provision of the Plan to the contrary, the Participant's Vested Interest shall be distributed in accordance with the following requirements and shall otherwise comply with Section 401(a)(9) of Code and Treas. Reg. Section 1.401(a)(9), the provisions of which are incorporated herein by reference:

                 (i) A Participant's benefits shall be distributed commencing not later than the required beginning date or shall be distributed, beginning not later than the required beginning date, over a period not extending beyond the life expectancy of such Participant or the life expectancy of the Participant and the joint annuitant of the Participant. For purposes of this Paragraph (c), the required beginning date is April 1 of the calendar year following the calendar year in which the Participant attains seventy and one half (70 1/2) years of age.

                  (ii) The life expectancy of a Participant and a Participant's spouse shall be determined in accordance with applicable Treasury Regulations without annual recalculation. Life expectancies and joint and last survivor expectancy shall be determined using the return multiples in Tables V and VI of Treas. Reg. Section 1.72-9.

         8.6 Distribution of Benefits Upon Death.

             (a) Subject to Paragraph (b) below, the death benefits payable under Section 8.4 shall be paid to the Participant's Beneficiary within a reasonable time after the Participant's death by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by the Participant's Beneficiary): a single lump sum payment in cash, an Annuity or a Direct Rollover.

             (b) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Section 401(a)(9) and the regulations thereunder, which are hereby incorporated by reference into this
Plan:

                 (i) If it is determined pursuant to the regulations that the distribution of a Participant's interest has begun and the Participant dies before his or her entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected under Section 8.5 as of his or her date of death.

                 (ii) Subject to Paragraph (c)(1) below, if a Participant dies before he or she has begun to receive any distribution of his or her interest under the Plan or before distributions are deemed to begin under the regulations, then the death benefits payable hereunder shall be distributed to such Participant's Beneficiary by the end of the calendar year in which the fifth (5th) anniversary of his or her date of death occurs.

                 (iii) If the Participant's spouse (determined as of the Participant's date of death) is the Beneficiary, distributions must be made over a period not extending beyond the life expectancy of the spouse and must commence on or before the later of the end of the calendar year in which the Participant died or would have attained seventy and one half (70 1/2) years of age. If the surviving spouse dies before distribution to such spouse has begun, then the five-year distribution requirement of this Paragraph shall apply as if the spouse was the Participant.

         8.7 Commencement of Benefits. Any payment of benefits from the Plan will be made as soon as administratively feasible following the applicable Valuation Date on which the Participant's Vested Interest is to be determined. Notwithstanding the foregoing, unless the Participant elects to defer the payment of benefits, the payment of benefits will commence no later than the sixtieth (60th) day following the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains Normal Retirement Age, (b) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan, and (c) the date the Participant terminates employment with the Company.

         8.8 Payment Upon Incapacity. The Plan Administrator may suspend the payment of benefits under the Plan to any person if it determines in its sole discretion that such person is incapacitated so as to be unable to manage his or her financial affairs. In such case, the Plan Administrator shall direct the Trustee to resume the payment of benefits under the Plan to the conservator or other legal representative appointed for such incapacitated person.

         8.9 Payment Under Qualified Domestic Relations Order. All rights and benefits provided to a Participant under this Plan shall be subject to the rights of any alternate payee under a Qualified Domestic Relations Order. If authorized by a Qualified Domestic Relations Order, an alternate payee may elect to receive an immediate distribution of all or a portion of the Participant's Vested Interest even if the affected Participant has not reached his or her earliest retirement age. For purposes of this Section, "alternate payee" and "earliest retirement age" shall have the meaning set forth in Section 414(p) of the Code.

         8.10 Direct Rollovers.

              (a) A Participant who is entitled to receive an eligible rollover distribution may elect to have such distribution (or a portion thereof not less than Five Hundred Dollars ($500.00)) made directly to an eligible retirement plan ("direct rollover election").

              An alternate payee who is entitled to receive an eligible rollover distribution pursuant to a qualified domestic relations order under Section 8.9 and who is the spouse or a former spouse of a Participant may make a direct rollover election as if such alternate payee were the Participant.

              A surviving spouse who is entitled to receive an eligible rollover distribution by reason of the Participant's death may make a direct rollover election; provided that such election is restricted to an eligible retirement plan that is an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code.

              (b) No earlier than ninety (90) days and no later than thirty (30) days before an eligible rollover distribution is to be made, the Plan Administrator shall provide the Participant, alternate payee, or surviving spouse, as the case may be, with a written explanation of:

                  (i) the rules under which he or she may make a direct rollover election;

                  (ii) the legal requirement that federal income tax be withheld from the distribution if he or she does not elect a direct rollover;

                  (iii) the rules under which the amount that he or she actually receives will not be subject to federal income tax if such amount is transferred ("rolled over") within sixty (60) days after being received pursuant to Section 402(c) of the Code;

                 (iv) the rules, if applicable, for receiving special income tax averaging, or capital gain treatment, under Section 402(d) of the Code; and

                 (v) the Plan provisions under which a direct rollover election with respect to one payment in a series of periodic payments will apply to all subsequent payments until such election is changed.

             Notwithstanding the foregoing to the contrary, if an eligible rollover distribution is one of a series of periodic payments, the explanation required by this Paragraph (b) shall be provided annually as long as such payments continue.

             (c) A direct rollover election shall be made in such manner and at such time as the Plan Administrator shall prescribe, and shall include:

                 (i)   the name of the eligible retirement plan;

                 (ii) a statement that such plan is an eligible retirement plan; and

                 (iii) any other information necessary to permit a direct rollover by the means selected by the Plan Administrator.

             An election to make a direct rollover with respect to one payment in a series of periodic payments shall apply to all subsequent payments in the series until such election is changed; such change with respect to subsequent payments may be made at any time.

             (d) Notwithstanding Paragraph (b) to the contrary, if an individual, after receiving the written explanation required by subsection (b) affirmatively elects to make or not make a direct rollover, an eligible rollover distribution may be made less than thirty (30) days after the date such written explanation was given, provided the Plan Administrator has informed such individual, in writing, of his or her right to a period of at least thirty (30) days to make such election.

             (e) As used in this Section, the following terms shall have the following meanings:

                 (i) "Eligible Retirement Plan." An individual retirement account, described in Section 408(a) of the Code; an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract); a trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code and which is part of a defined contribution plan described in Section 414(i) of the Code that permits rollover contributions; or an annuity plan described in Section 403(a) of the Code.

                 (ii) "Eligible Rollover Distribution." A distribution from the Plan of Two Hundred Dollars ($200.00) or more, excluding the following:

                           (A) a distribution that is one of a series of
                  periodic payments (not less frequently than annually) made for a specified period of ten (10) years or longer, for the distributee's life expectancy (or the joint life expectancy of the distributee and his or her designated Beneficiary), or for the distributee's life (or the joint lives of the distributee and his or her designated Beneficiary);

                           (B) a required distribution pursuant to Section
                  401(a)(9) of the Code;

                           (C) a return of Salary Deferrals pursuant to Section
                  4.4;

                           (D) a corrective distribution pursuant to Section
                  3.2, 3.7, or 3.8;

                           (E) the portion of any distribution that is not
                  includable in gross income (determined without regard to the exclusion for net unrealized appreciation described in Section 402(e)(4) of the Code);

                           (F) a loan pursuant to Section 6.3 that is treated as
                  a deemed distribution pursuant to Section 72(p) of the Code;
                  or

                           (G) any similar item designated by the Commissioner
                  of Internal Revenue as set forth in a Treasury regulation, revenue ruling, notice, or other document of general applicability.

                                   ARTICLE IX
                           ADMINISTRATION OF THE PLAN

         9.1 Plan Administrator. The general administration of the Plan shall be vested in the Plan Administrator, who shall be a named fiduciary for purposes of
Section 402(a)(1) of ERISA. In performing its duties hereunder, the Plan Administrator shall have the fullest discretion permitted by law and shall have all powers granted by the provisions of the Plan except those specifically granted or allocated to the Board, the Trustee and investment manager.

         9.2 Powers and Duties. The Plan Administrator shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority and duty:

             (a) to make rules, regulations and bylaws for the administration of the Plan which are not inconsistent with the terms and provisions hereof;

             (b) to construe all terms, provisions, conditions and limitations of the Plan;

             (c) to correct any defect or supply any omission or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect for the greatest benefit of all interested parties;

             (d) to employ and compensate such accountants, attorneys, investment advisors and other agents and employees as the Plan Administrator may deem necessary or advisable in the proper and efficient administration of the Plan;

             (e) to determine all factual and interpretation questions relating to benefits under the Plan;

             (f) to prescribe procedures to be followed by Participants, Beneficiaries and alternate payees when requesting benefits hereunder;

             (g) to prepare, file and distribute, in such manner as the Plan Administrator determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of ERISA;

             (h) to make a determination as to the right of any person to a benefit under the Plan;

             (i) to select any investment managers;

             (j) to receive and review reports from the Trustee and any investment managers as to the financial condition of the Trust Fund, including its receipts and disbursements;

             (k) to instruct the Trustee to grant loans as provided under
Section 6.3, above.

         9.3 Delegation of Ministerial Duties. The Plan Administrator may delegate to any of its members or to any Employee or Employees, severally or jointly, the authority to perform any ministerial act in connection with the administration of the Plan.

         9.4 Investment Manager. The Plan Administrator may, in its sole discretion, appoint an investment manager, with power to manage, acquire or dispose of any asset of the Plan and to direct the Trustee in this regard, so long as:

             (a) the investment manager is (1) registered as an investment adviser under the Investment Advisers Act of 1940, (2) a bank or (3) an insurance company qualified to do business under the laws of more than one state; and

             (b) such investment manager acknowledges in writing that he or she is a fiduciary with respect to the Plan.

Upon such appointment, the Plan Administrator shall not be liable for the acts of the investment manager. The Trustee shall follow the directions of such investment manager and shall not be liable for the acts or omissions of such investment manager. The investment manager may be removed by the Plan Administrator at any time and within its sole discretion.

         9.5 Benefit Claim Procedure.

             (a) A claim for a benefit under the Plan shall be submitted to an individual designated by the Plan Administrator (the "Designee"). Submissions should be made in the form and within the time period designated by the Plan Administrator, provided, however that a claim for a Disability benefit shall be made within six (6) months from the date the Participant was determined to be disabled, or his or her last full day of active employment, whichever is later. Satisfactory proof of eligibility and information necessary to determine the amount of such payments, including, where appropriate, proof of age, Social Security status, death of an Employee or a prior Beneficiary, appointment as executor, administrator or guardian and such other information as is reasonably required in the circumstances must be submitted. The Designee shall authorize or deny payment or any claimed benefit, distribution or withdrawal within a reasonable period of time; provided, however, that the failure of the Designee initially to authorize or deny a claim for a benefit within a reasonable time after application for such a benefit shall be deemed to be a denial of the claim. If payment of the benefit is denied, the claimant shall be furnished a written statement setting forth the specific reason or reasons for the denial in a manner calculated to be understood by the Participant.

             (b) Whenever a claimed benefit is denied, the claimant may upon request obtain a review of the denial. A request for review must set out in writing the reason why the denial of the benefit is thought to be erroneous and be submitted to the Plan Administrator not later than sixty (60) days following issuance of notice of the denial of the claim by the Designee. Within sixty
(60)) days after filing such request, the claimant shall be granted a hearing before the full Plan Administrator and shall be entitled to counsel at such hearing. The decision of the Plan Administrator shall be delivered in writing to the claimant only after a full and fair review of the claim not later than the quarterly meeting of the Plan Administrator next following the submission of the request for review to it, unless such submission is within thirty (30) days preceding the date of such meeting, in which case, the decision shall be made no later than the date of the second quarterly meeting following the date of submission. If special circumstances, such as the need for further investigation of the facts, require further time, the decision shall be made as promptly as possible but not later than the third meeting after the submission of the request for review to it or by such date as may be mutually agreed upon the claimant and the Plan Administrator. The decision of the Plan Administrator shall set forth the reasons for the decision and the Sections of the Plan or other pertinent documents on which such decision was based.

         9.6 Conclusiveness of Records. In administering the Plan, the Plan Administrator may conclusively rely upon the Company's payroll and personnel records maintained in the ordinary course of business.

         9.7 Conclusiveness of Actions. Any action or determination taken or made by the Plan Administrator in its discretion shall be conclusive and binding upon all individuals.

                                    ARTICLE X
                           ADMINISTRATION OF THE FUND

         10.1 Payment of Expenses. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, expenses of the Plan Administrator and the cost of furnishing any bond or security required of the Plan Administrator shall be paid by the Company; provided, however, that the Board in its discretion may elect at any time to require the Trust Fund to pay part or all thereof (excluding Trustee fees), and, until paid, shall constitute a claim against the Trust Fund which is paramount to the claims of Participants and Beneficiaries. Any election for payment of expenses from the Trust Fund by the Board shall not bind the Board as to its right to elect, with respect to the same or other expenses, to have such expenses paid directly by the Company.

         10.2 Trust Fund Property. All income, profits, recoveries, contributions, Forfeitures and any and all moneys, securities and properties of any kind at any time received or held by the Trustee hereunder shall be held for investment purposes as a commingled Trust Fund. The Plan Administrator shall maintain a Salary Deferral Contribution Account, Company Matching Contribution Account, Rollover Contribution Account, Predecessor Plan Account, and Aggregate Account in the name of each Participant, but the maintenance of such accounts shall not mean that such Participant shall have a greater or lesser interest than that due him or her by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Participant shall have any title to any specific asset in the Trust Fund.

         10.3 Disbursements and Distributions. The Trustee shall make disbursements for the purposes of investment as the Trustee in its sole discretion deems advisable and proper. The Trustee shall make disbursements for the payment of expenses upon approval by the Plan Administrator, and the Trustee shall have no other responsibility with respect to such disbursements. The Trustee shall make distributions to Participants and Beneficiaries in accordance with the instructions of the Plan Administrator, observing the amounts, frequency of payment, names, addresses and other similar instructions given by the Plan Administrator, and the Trustee shall have no other responsibility with respect to such distributions.

         10.4 Trust Accounting. The Trustee shall keep full accounts of all its receipts, disbursements, and investments in the Trust Fund. Within a reasonable period following the close of each Plan Year or the termination of the Trust, the Trustee shall render to the Plan Administrator an accounting of its administration of the Trust during the preceding year or interim period. Said accounting shall be made available at all reasonable times for inspection or audit by any person designated by the Plan Administrator and by any other person or entity to the extent required by law. The written approval of any accounting by the Plan Administrator (or failure to except or object in writing to the Trustee as to any matter or transaction stated therein within sixty (60) days after receipt of any account) shall be final and binding upon them and upon all persons who may be or become interested in this Trust as to all matters and transactions stated in such account.

                                   ARTICLE XI
                                    TRUSTEES

         11.1 Appointment and Succession. The Company may appoint one or more additional Trustees at any time. In the event of a vacancy in the office of Trustee, whether by reason of the death, legal incapacity, resignation, or removal of a Trustee, the Company may designate and appoint a successor Trustee, but should there be no Trustee, then the Company shall designate one or more successor Trustees. In the event that the Company shall go out of existence or shall fail to appoint a required Trustee within a reasonable period of time, then the remaining Trustee or Trustees shall appoint a successor Trustee. The successor Trustee shall have all the powers conferred herein upon an original Trustee, but shall not be responsible for the acts, omissions, or accounts of his or her predecessor Trustee. Any successor Trustee shall immediately and automatically vest in the title to any property in the Trust Fund.

         11.2 Resignation and Removal. Any Trustee may resign from this Trust by sending written notice to the Company. The Company may remove a Trustee at any time by sending written notice to the Trustee. Thereupon, the Trustee shall render to the Company an accounting of his or her administration of this Trust from the Trustee's last annual accounting to the date of resignation or removal and shall perform all acts necessary to transfer the assets of this Trust to his or her successor.

         11.3 Trustee Powers. The Trustee shall have the power to do all such acts, take all such proceedings, and exercise all such rights and privileges as the Trustee may deem necessary to administer the funds and to carry out the purposes of the Plan and Trust.

                                   ARTICLE XII
                            AMENDMENT AND TERMINATION

         12.1 Amendments.

              (a) No amendment may be made which would vary the Plan's exclusive purpose of providing benefits to Participants, and their beneficiaries, and defraying reasonable expenses of administering the Plan or which would permit the diversion of any part of the Trust Fund from that exclusive purpose. No amendment shall, except to the extent permitted under Section 412(c)(8) of the Code, decrease a Participant's Aggregate Account balance or, except to the extent permitted by regulations, eliminate an optional form of benefit. In addition, no amendment shall have the effect of decreasing a Participant's Vested Interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

             (b) Subject to the limitations in Paragraph (a) of this Section and any other limitations contained in ERISA or the Code, the Board may make any amendment to the Plan including, but not limited to, an increase or decrease of contributions, a change or modification of the method of allocation of contributions or Forfeitures, or a change of the provisions relating to the administration of the Plan.

             (c) Nothing herein shall be construed as prohibiting any amendment or modification of the Plan which is required in order to comply with provisions of any law or regulation relating to the establishment or maintenance of the Plan, including but not limited to the establishment and maintenance of the Plan as a qualified retirement plan or trust under applicable provisions of the Code and to comply with ERISA, even though such amendment or modification is made retroactively or adversely affects the rights or interests of a Participant of the Plan. Any such modifications or amendment shall be approved by the Plan Administrator without further authorization from the Board.

             (d) If the vesting schedule in effect under the Plan is amended, each Participant who has completed at least three (3) Years of Service may elect to have the vested percentage of such portion of his or her Aggregate Account determined without regard to such amendment. The Plan Administrator shall promptly give each such Participant written notice of the adoption of any such amendment and the availability of the election to have the vested percentage of such portion of his or her Aggregate Account determined without regard to such amendment. An election by a Participant shall be in writing and shall be effective if filed with the Plan Administrator at any time during the period beginning with the date such amendment is adopted and ending on the later of (i) the date which is sixty (60) days after the day such amendment is adopted, (ii) the date which is sixty (60) days after the day such amendment becomes effective, or (iii) the date which is sixty (60) days after the day the Participant receives written notice of such amendment. An election once made shall be irrevocable. For purposes of this Section, a Participant shall be considered to have completed three (3) Years of Service if the Participant has completed three (3) Years of Service prior to the expiration of the period in which an election could be made.

         12.2 Discontinuance of Contributions.

              (a) The Company has established the Plan with the bona fide intention and expectation that from year to year it will be able to, and will deem it advisable to, make its contributions as herein provided. However, the Company realizes that circumstances not now foreseen, or circumstances beyond its control, may make it either impossible or inadvisable to continue to make its contributions to the Trust. Therefore, the Company shall have the power to discontinue contributions to the Plan, terminate the Plan or partially terminate the Plan at any time.

              (b) If the Plan is amended so as to permanently discontinue Company contributions, or if Company contributions are in fact permanently discontinued, each affected Participant shall have a fully Vested Interest in his or her Aggregate Accounts effective as of the date of discontinuance. In case of discontinuance, the Plan Administrator shall continue to administer the Plan and all other provisions of the Plan which are necessary, in the opinion of the Plan Administrator, for equitable operation of the Plan shall remain in force.

              (c) If the Plan is terminated or partially terminated, each affected Participant shall have a fully Vested Interest effective as of the termination date. Unless the Plan is otherwise amended prior to dissolution of the Company, the Plan shall terminate as of the date of dissolution of the Company.

             (d) Upon discontinuance or termination, any previously unallocated contributions, Forfeitures and net income (or net loss) shall be allocated to the accounts of Participants on such date of discontinuance or termination under
Article IV, as if such date of discontinuance or termination were a Valuation Date. Thereafter, net income (or net loss) shall continue to be allocated to Participants' accounts under Article IV until the balances thereunder are distributed. In the event of termination, the date of the final distribution shall be treated as a Valuation Date.

             (e) In the case of a total or partial termination of the Plan, and in the absence of a Plan amendment to the contrary, the Trustee shall be entitled in its sole discretion to pay the balance of an affected Participant's Aggregate Account in a single lump sum payment.

        12.3 Merger, Consolidation or Transfer of Assets. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under any other retirement or pension plan maintained or to be established for the benefit of some or all of the Participants in this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

             (a) each Participant would (if either this Plan or the other plan terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had been terminated);

             (b) the Board shall have authorized such merger, consolidation, or transfer of assets, and the board of directors of any new or successor employer of the affected Participants shall have agreed to an assumption of liabilities with respect to such Participants' inclusion in the new or successor employer's plan; and

             (c) such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

        12.4 Manner of Amendment or Termination. Except as otherwise provided in the Plan, any amendment, modification, suspension, or termination of the Plan shall be formally adopted or approved by the Board by resolution, unanimous written consent, or any other method authorized under the by-laws of the Company, and shall be effective on the date of its adoption or approval or such other date as is specified therein; provided, however, the Board may delegate to the Plan Administrator or other party (by formally-adopted or approved resolution, unanimous written consent, or any other method authorized under the by-laws of the Company) the authority to amend or modify the Plan.

                                  ARTICLE XIII
                             PARTICIPATING EMPLOYERS

         13.1 Adoption by Participating Employers.

              (a) Affiliates may adopt this Plan and thereby become with a "Participating Employer" hereunder. Any such entity, whether or not presently existing, may become, upon approval of the Plan Administrator, a party hereto by appropriate action of its board of directors or noncorporate counterpart.

              (b) The provisions of the Plan shall apply separately and equally to each Participating Employer and its employees in the same manner as is expressly provided for the Company and its Employees, except that provisions granting powers, rights and duties under the Plan to the Board.

              (c) Notwithstanding Paragraph (b), any Participating Employer may, by appropriate action of its board of directors or non-corporate counterpart, suspend or discontinue its contributions under this Plan or terminate its participation in this Plan by giving not less than thirty days' written notice to that effect to the Board and the Trustee.

              (d) The Board may, in its discretion, terminate a Participating Employer's participation in this Plan at any time. If such discontinuance of participation is due to the establishment of a separate plan, the Trustee shall take whatever action is necessary to effect a transfer of the applicable assets to such separate plan. Otherwise, such assets shall continue to be held under this Plan and the provisions hereof shall govern.

         13.2 Single Plan. For purposes of the Code and ERISA, the Plan as adopted by the Participating Employers shall constitute a single plan rather than a separate plan of each Participating Employer. All assets in the Trust Fund shall be available to pay benefits to all Participants and their Beneficiaries.

                                   ARTICLE XIV
                         PREDECESSOR PLANS AND ACCOUNTS

         14.1 Article Controls. The provisions of this Article XIV shall take precedence over any conflicting provisions of any other Article of the Plan with respect to the benefits, rights, and features of a Predecessor Plan remaining in effect with respect to a Participant's Predecessor Plan Account.

         14.2 Predecessor Plans. The plans identified on Appendix A to the Plan shall be Predecessor Plans as of their respective Plan Affiliation Dates stated therein. The rights, benefits, and features remaining in effect with respect to Predecessor Plan Accounts attributable to each Predecessor Plan shall be set forth on the applicable Schedule attached to Appendix A and made a part of the Plan.

         14.3 Merger Provisions. The following provisions shall be applicable to the merger of each Predecessor Plan with this Plan as of the applicable Plan Affiliation Date:

              (a) All participant accounts, employer contributions accounts, suspense accounts, outstanding forfeitures, and loans under the Predecessor Plan shall be transferred to this Plan;

              (b) All of the Predecessor Plan's assets shall be transferred to this Plan;

              (c) All of the Predecessor Plan's benefit obligations shall be transferred to this Plan and become the responsibility of the Plan;

              (d) On and after the Plan Affiliation Date, the rights of participants and beneficiaries of participants under the Predecessor Plan shall be determined strictly in accordance with the terms of this Plan;

              (e) On the Plan Affiliation Date, the vested interest in the Plan of each Participant whose account is transferred from the Predecessor Plan shall be no less than his or her vested employer contributions account and his or her participant contributions account under the Predecessor Plan on the date preceding the merger;

              (f) The Trustee shall accept the Predecessor Plan's assets when transferred and shall have all the rights, duties, powers and responsibilities with respect to such assets as prescribed under Article XI of the Plan; and

              (g) Pursuant to Article V of the Plan, each Participant who has an account transferred from the Predecessor Plan shall make an investment election with respect to such Predecessor Plan Account which shall be applicable as of the transfer date, and shall invest and reinvest his or her Predecessor Plan Account in accordance with the provisions thereof.

         14.4 Predecessor Plan Accounts. Each Predecessor Plan Account shall separately reflect the balance of each sub-account identified on the applicable Schedule as of the Plan Affiliation Date.

                                   ARTICLE XV
                              TOP HEAVY PROVISIONS

         15.1 Article Controls. Any Plan provisions to the contrary notwithstanding, the provisions of this Article shall control to the extent required to cause the Plan to comply with the requirements imposed under Section 416 of the Code.

         15.2 Definitions. For purposes of this Article, the following terms and phrases shall have the respective meanings set forth below:

              (a) "Account Balance." As of any Valuation Date, the aggregate amount credited to an individual's account or accounts under a qualified defined contribution plan maintained by the Company or an Affiliate (excluding employee contributions which were deductible within the meaning of Section 219 of the Code and rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Company or an Affiliate), increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and
(2) the amount of any contributions due as of the Determination Date immediately following such Valuation Date.

             (b) "Accrued Benefit." As of any Valuation Date, the present value (computed on the basis of the Assumptions) of the cumulative accrued benefit (excluding the portion thereof which is attributable to employee contributions which were deductible pursuant to Section 219 of the Code, to rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Company or an Affiliate, to proportional subsidies or to ancillary benefits) of an individual under a qualified defined benefit plan maintained by the Company or an Affiliate increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the estimated benefit accrued by such individual between such Valuation Date and the Determination Date immediately following such Valuation Date. Solely for the purpose of determining top-heavy status, the Accrued Benefit of an individual shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all qualified defined benefit plans maintained by the Company and the Controlled Entities or (2) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.

             (c) "Aggregation Group." The group of qualified plans maintained by the Company and each Affiliate consisting of (1) each plan in which a Key Employee participates and each other plan which enables a plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code and any other plan which the Company elects to include as a part of such group; provided, however, that the Company may not elect to include a plan in such group if its inclusion would cause the group to fail to meet the requirements of Sections 401(a)(4) or 410 of the Code.

             (d) "Assumptions." The interest rate and mortality assumptions specified for top-heavy status determination purposes in any defined benefit plan included in the Aggregation Group including the Plan.

             (e) "Determination Date." For the first Plan Year of any plan, the last day of such Plan Year and for each subsequent Plan Year of such plan, the last day of the preceding Plan Year.

             (f) "Key Employee." A "key employee" as defined in Section 416(i) of the Code and the Treasury Regulations thereunder.

             (g) "Plan Year." With respect to any plan, the annual accounting period used by such plan for annual reporting purposes.

             (h) "Remuneration." Compensation within the meaning of Section 415(c)(3) of the Code, as limited by Section 401(a)(17) of the Code.

             (i) "Valuation Date." With respect to any Plan Year of any defined contribution plan, the most recent date within the twelve-month period ending on a Determination Date as of which the Trust Fund established under such plan was valued and the net income (or loss) thereof allocated to participants' accounts. With respect to any Plan Year of any defined benefit plan, the most recent date within a twelve-month period ending on a Determination Date as of which the plan assets were valued for purposes of computing plan costs for purposes of the requirements imposed under Section 412 of the Code.

        15.3 Top-Heavy Status.

             (a) The Plan shall be deemed to be top-heavy for a Plan Year, if, as of the Determination Date for such Plan Year, (1) the sum of Account Balances of Participants who are Key Employees exceeds sixty percent (60%) of the sum of Account Balances of all Participants unless an Aggregation Group including the Plan is not top-heavy or (2) an Aggregation Group including the Plan is top-heavy. An Aggregation Group shall be deemed to be top-heavy as of a Determination Date if the sum (computed in accordance with Section 416(g)(2)(B) of the Code and the Treasury Regulations promulgated thereunder) of (1) the Account Balances of Key Employees under all defined contribution plans included in the Aggregation Group and (2) the Accrued Benefits of Key Employees under all defined benefit plans included in the Aggregation Group exceeds sixty percent (60%) of the sum of the Account Balances and the Accrued Benefits of all individuals under such plans. Notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who are not Key Employees in any Plan Year but who were Key Employees in any prior Plan Year shall not be considered in determining the top-heavy status of the Plan for such Plan Year. Further, notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who have not performed services for the Company at any time during the five-year period ending on the applicable Determination Date shall not be considered.

             (b) If the Plan is determined to be top-heavy for a Plan Year, the Company shall contribute to the Plan for such Plan Year on behalf of each Participant who is not a Key Employee and who has not terminated his or her employment as of the last day of such Plan Year an amount equal to the lesser of
(1) three percent (3%) of such Participant's Remuneration for such Plan Year or
(2) a percent of such Participant's Remuneration for such Plan Year equal to the greatest percent determined by dividing for each Key Employee the amounts allocated to such Key Employee's Salary Deferral Contribution Account and Company Matching Contribution Account for such Plan Year by such Key Employee's Remuneration. The minimum contribution required to be made for a Plan Year pursuant to this Paragraph for a Participant employed on the last day of such Plan Year shall be made regardless of whether such Participant is otherwise ineligible to receive an allocation of the Company's contributions for such Plan Year. The minimum contribution required to be made pursuant to this Paragraph shall also be made for an Employee who is not a Key Employee and who is excluded from participation in the Plan for failing to make Salary Deferral Contributions. Notwithstanding the foregoing, if the Plan is deemed to be top-heavy for a Plan Year, the Company's contribution for such Plan Year pursuant to this Paragraph shall be increased by substituting "four percent" in lieu of "three percent" in Clause (1) hereof to the extent that the Board determines to so increase such contribution to comply with the provisions of Section 416(h)(2) of the Code. Notwithstanding the foregoing, no contribution shall be made pursuant to this Paragraph for a Plan Year with respect to a Participant who is a participant in another defined contribution plan sponsored by the Company or an Affiliate if such Participant receives under such other defined contribution plan (for the Plan Year of such plan ending with or within the Plan Year of this Plan) a contribution which is equal to or greater than the minimum contribution required by Section 416(c)(2) of the Code. Notwithstanding the foregoing, no contribution shall be made pursuant to this Paragraph for a Plan Year with respect to a Participant who is a participant in a defined benefit plan sponsored by the Company or an Affiliate if such Participant accrues under such defined benefit plan (for the Plan Year of such plan ending with or within the Plan Year of this Plan) a benefit which is at least equal to the benefit described in Section 416(c)(1) of the Code. If the preceding sentence is not applicable, the requirements of this Paragraph shall be met by providing a minimum benefit under such defined benefit plan which, when considered with the benefit provided under the Plan as an offset, is at least equal to the benefit described in Section 416(c)(1) of the Code.

         15.4 Termination of Top-Heavy Status. If the Plan has been deemed to be top-heavy for one or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article shall cease to apply to the Plan effective as of the Determination Date on which it is determined to no longer be top-heavy. Notwithstanding the foregoing, the nonforfeitable interest of each Participant's Aggregate Account as of such Determination Date shall not be reduced and, with respect to each Participant who has three (3) or more years of Years of Service for vesting purposes on such Determination Date, the nonforfeitable percentage of each such Participant's Aggregate Account shall continue to be determined in accordance with the schedule set forth in Section 15.3(b).

         15.5 Effect of Article. Notwithstanding anything contained herein to the contrary, the provisions of this Article shall automatically become inoperative and of no effect to the extent not required by the Code or ERISA.

                                   ARTICLE XVI
                                  MISCELLANEOUS

         16.1 Not Contract of Employment. The adoption and maintenance of this Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time, nor shall the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person's right to terminate his or her employment at any time.

         16.2 Non-Assignability of the Right to Receive Benefits. Except as otherwise provided with respect to a Qualified Domestic Relations Order under
Section 8.9 of the Plan and except as otherwise provided under other applicable law, no right or interest of any kind in any benefit shall be transferable or assignable by any Participant, Beneficiary or alternate payee, or be subject to anticipation, adjustment, alienation, encumbrance, garnishment, attachment, execution or levy of any kind.

         16.3 Payments Solely from Trust Fund. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund and neither the Company nor the Trustee assumes any liability or responsibility for the adequacy thereof. Each person entitled at any time to any payment hereunder shall look solely for such payment to the Trust Fund. The Plan Administrator or the Trustee may require execution and delivery of such instruments as are deemed necessary to assure proper payment of any benefits.

         16.4 No Benefits to the Company. No part of the corpus or income of the Trust Fund shall be used for any purpose other than the exclusive purpose of providing benefits for the Participants and their beneficiaries and defraying reasonable expenses of administering the Plan. Anything to the contrary herein notwithstanding, the Plan shall never be construed to vest any rights in the Company other than those specifically given herein.

         16.5 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof. Instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

         16.6 Governing Law; Interpretation. The provisions of this Plan shall be construed and enforced according to the laws of the State of Maine, to the extent that such laws are not preempted by the laws of the United States of America, and in such manner as will tend to carry out the purposes of the Plan. Should this Plan be found or be held to contain contradictory clauses or should there appear to be a conflict between different provisions hereof, the interpretation that favors this Plan as a qualified plan under Section 401 of the Code shall govern over any other interpretation; provided, however, that neither the Trustee nor the Plan Administrator shall be under any liability or responsibility for failure of this Plan or the Trust to qualify at any time or for any period as a tax-exempt Plan and Trust under the provisions of the Code or for any tax or increase in tax upon any Participant or Beneficiary by reason of any benefits payable or contributions made hereunder.

         16.7 Headings of Sections. The headings of sections and articles are included solely for convenience of reference, and if there is any conflict between such headings and the text of the Plan, the text shall control.

         16.8 Effect of Mistake. In the event of a mistake or misstatement as to age or eligibility of any individual, or the amount of accrued benefits applicable to a Participant, or distributions made or to be made to a Participant or other individual pursuant the Plan, the Plan Administrator shall, to the extent it deems possible, make such adjustment in its sole discretion as will in its judgment accord to such Participant or other individual the accrued benefits or distributions to which he or she is properly entitled.

         16.9 Bonding. Unless exempted by ERISA, every fiduciary (as defined under Section 3(21)(A) of ERISA) shall be bonded in an amount not less than ten percent (10%) of the amount of the funds such fiduciary handles; provided, however, that the minimum bond shall be One Thousand Dollars ($1,000) and the maximum bond Five Hundred Thousand Dollars ($500,000). The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such persons, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the fiduciary alone or with others. The surety shall be a corporate surety company (as such term is used in Section 412(a)(2) of ERISA), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in this Plan to the contrary, the cost of such bonds shall be paid from the Trust Fund, unless otherwise directed by the Plan Administrator.

                                    ADOPTION

         IN WITNESS WHEREOF, to record the adoption of the Plan, as amended and restated herein, Peoples Heritage Financial Group, Inc. has caused this instrument to be executed by its duly authorized officer to become effective as of January 1, 1996.

                                          PEOPLES HERITAGE FINANCIAL GROUP, INC.



                                          By____________________________________
                                             Its

Dated:  _________________, 1996

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                              THRIFT INCENTIVE PLAN
                                   APPENDIX A

         Each of the following Schedules set forth certain benefits, rights, and features under Predecessor Plans that remain in effect solely with respect to a Participant's Predecessor Plan Account. All capitalized terms used in a Schedule that are defined in the Plan shall have the respective meanings assigned to them in the Plan unless otherwise specified in the Schedules.


Schedule                        Predecessor Plan                   Plan Affiliation Date
--------                        ----------------                   ---------------------
1               Mid Maine Savings Bank, FSB 401(k) Savings Plan       January 1, 1996

2               Bank of New Hampshire Corporation Tax Deferred        July 1, 1996
                Savings & Investment Plan

                                 SCHEDULE NO. 1

                                 RELATING TO THE
                 MID MAINE SAVINGS BANK, FSB 401(K) SAVINGS PLAN

         1.1 Definitions. As used in this Schedule, the following words and phrases shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

             (a) "Early Retirement Date." The first day of any month coincident with or following a Predecessor Plan Participant's attainment of age fifty-five
(55) and completion of ten consecutive years of credited service (as determined under the Peoples Heritage Financial Group, Inc. Retirement Plan), and preceding his or her attainment of Normal Retirement Age.

             (b) "Normal Retirement Age." The date on which a Predecessor Plan Participant attains age sixty-five (65).

             (c) "Normal Retirement Date." The first day of the month coincident with or next following a Predecessor Plan Participant's attainment of Normal Retirement Age.

             (d) "Plan Affiliation Date." January 1, 1996.

             (e) "Postponed Retirement Date." The first day of any coincident with or next following a Predecessor Plan Participant's date of actual retirement if he or she remains employed with the Company past Normal Retirement Age.

             (f) "Predecessor Plan." The Mid Maine Savings Bank, FSB 401(k) Savings Plan, as in effect on the Plan Affiliation Date.

         1.2 Predecessor Plan Account.

             (a) The Predecessor Plan Account maintained under the Plan shall reflect separately the amounts credited to the Predecessor Plan Participant as of the Plan Affiliation Date attributable to elective deferrals and qualified non-elective contributions made pursuant to Sections 401(k) and 401(m) of the Code ("Basic Contribution Account"); matching contributions made pursuant to
Section 401(m) of the Code (Matching Contribution Account); and rollover contributions described in Section 402(c) of the Code ("Rollover Contribution Account").

             (b) For purposes of the provisions of the Plan, subject to the provisions of this Schedule, a Predecessor Plan Participant's Account shall be included in his or her Aggregate Account, and his or her Basic Contribution Account thereunder shall be included in his or her Salary Deferral Contribution Account; his or her Matching Contribution Account thereunder shall be included in his or her Company Matching Contribution

Account; and his or her Rollover Contribution Account thereunder shall be included in his or her Rollover Contribution Account.

         1.3 Withdrawals and Loans. In addition to, and not in limitation of, the in-service withdrawals permitted under Section 6.1 of the Plan, a Participant may withdraw all or any part of the nonforfeitable portion of his or her Predecessor Plan Account after attaining fifty-nine and one-half years of age.

         1.4 Benefits and Distributions.

             (a) Normal Retirement Benefits. Whenever the Plan provides that a benefit, right, or feature is payable at or determined by reference to a Participant's Normal Retirement Age, a Predecessor Plan Participant's entitlement to such benefit, right, or feature with respect to his or her Predecessor Plan Account shall be determined by reference to his or her Normal Retirement Age as defined in Section 1.1(b) of this Schedule 1.

             (b) Disability Benefit.

                 (i) For purposes of determining a Participant's right to receive a distribution of his or her Predecessor Plan Account under
         Section 8.2 of the Plan, the Plan Administrator shall determine whether such Participant is disabled without regard to whether an illness or injury can be expected to result in death or has lasted (or can be expected to last) a continuous period of not less than twelve months.

                 (ii) In lieu of the normal and optional forms of benefit payment under the Plan, a Predecessor Plan Participant who terminates employment on account of disability prior to his or her earliest retirement date under the Plan and this Schedule may elect to receive the nonforfeitable portion of his or her Predecessor Plan Account in the form of installments over a period not to exceed twenty (20) years, provided that such form of payment complies with Section 8.5(c) of the Plan. The nonforfeitable portion of his or her Predecessor Plan Account shall be determined as of the Valuation Date or Valuation Dates in each Plan Year during the period of distribution that the Predecessor Plan Participant shall elect. In the event of the Predecessor Plan Participant's death before receiving the entire nonforfeitable portion of his or her Predecessor Plan Account, the installment payments made to the Predecessor Plan Participant will continue to his or her designated Beneficiary until the total guaranteed monthly payments have been made.

             (c) Retirement Benefit.

                 (i) In lieu of the normal and optional forms of benefit payment under the Plan, a Predecessor Plan Participant who terminates employment on his or her Early, Normal, or Postponed Retirement Date may elect to receive the nonforfeitable portion of his or her Predecessor Plan Account in the form of installments over a period not to exceed twenty (20) years, provided that such form of payment complies with Section 8.5(c) of the Plan. The nonforfeitable portion of


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         his or her Predecessor Plan Account shall be determined as of the
         Valuation Date or Valuation Dates in each Plan Year during the period of distribution that the Predecessor Plan Participant shall elect. In the event of the Predecessor Plan Participant's death before receiving the entire nonforfeitable portion of his or her Predecessor Plan Account, the installment payments made to the Predecessor Plan Participant will continue to his or her designated Beneficiary until the total guaranteed monthly payments have been made.

                 (ii) A Predecessor Plan Participant who terminates employment on his or her Early, Normal, or Postponed Retirement Date may elect to defer receipt of the nonforfeitable portion of his or her Predecessor Plan Account until any Valuation Date preceding or coinciding with the required beginning date under Section 8.5(c) of the Plan. Such election shall be made in writing on the form prescribed by the Plan Administrator, and must be received by the Plan Administrator at least ten (10) days before the Predecessor Plan Participant's retirement date. The deferred distribution shall be made, at the Predecessor Plan Participant's election, in any normal or optional form otherwise available with respect to his or her Predecessor Plan Account.

             (d) Time of Payment to Predecessor Plan Participant. Any single lump sum payment of the nonforfeitable portion of a Predecessor Plan Account to a Predecessor Plan Participant shall be made within seven (7) days of the Valuation Date on which such nonforfeitable portion is to be determined.

             (e) Death Benefit. In the event of a Predecessor Plan Participant's death after electing a deferred lump sum distribution and prior to receiving payment, such payment shall be made upon the earlier of (i) the elected distribution date and (ii) the last Valuation Date that is not more than one (1) year following the date of death; and provided that, if the Beneficiary is the Predecessor Plan Participant's spouse, the spouse may elect to defer payment until any date preceding or coinciding with the date on which the Predecessor Plan Participant would have attained age seventy and one half (70 1/2). If the spouse dies prior to receiving payment, the preceding proviso shall be applied as if the spouse were the Predecessor Plan Participant.


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